SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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HTG MOLECULAR DIAGNOSTICS, INC.

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HTG MOLECULAR DIAGNOSTICS, INC.

3430 E. Global Loop

Tucson, Arizona 85706

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 19, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of HTG Molecular Diagnostics, Inc., a Delaware corporation (the “Company”). The meeting will begin promptly at 1:00 p.m. Mountain Time on August 19, 2020 via a live audio-only webcast. In light of the COVID-19 pandemic, for the safety of all of our people, including our stockholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the annual meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. To participate in the annual meeting virtually via the internet, please visit www.proxydocs.com/HTGM.

In order to attend the annual meeting, you must register in advance at www.proxydocs.com/HTGM prior to 5:00 p.m. Eastern Time on August 17, 2020. Upon completion of your registration, you will receive further instructions via email, including a unique link that will allow you to access the meeting and to submit questions during the meeting. Stockholders will not be able to attend the annual meeting in person.

The meeting is being held for the following purposes:

1. To elect the Board of Directors’ three nominees for director named herein to hold office until the 2023 Annual Meeting of Stockholders;

2. To approve the HTG Molecular Diagnostics, Inc. 2020 Equity Incentive Plan;

3. To approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of our common stock at a ratio between 1-for-7 and 1-for-15, inclusive, as determined by the Board of Directors in its sole discretion;

4. To approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, if and only if Proposal 3 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Effects of Authorized Shares Reduction” in the section of the accompanying proxy statement entitled “Approval of Reduction in the Number of Authorized Shares of Common Stock”;

5. To approve the authorization to adjourn the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2 or Proposal 3.

6. To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

7. To conduct any other business properly brought before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. We encourage you to carefully read these materials, as well as our Annual Report for the year ended December 31, 2019.

The record date for the annual meeting is June 22, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Shaun D. McMeans

Secretary

Tucson, Arizona

July  , 2020

YOUR VOTE IS VERY IMPORTANT

Whether or not you expect to attend the meeting, please vote as soon as possible by completing the proxy card that may be mailed to you or voting over the telephone or the internet as instructed in these materials. For more detailed information regarding how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials provided to you, the section entitled Questions and Answers About this Proxy Material and Voting beginning on page 2 of the Proxy Statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

HTG MOLECULAR DIAGNOSTICS, INC.

3430 E. Global Loop

Tucson, Arizona 85706

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 19, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of HTG Molecular Diagnostics, Inc. (sometimes referred to as “we,” “us,” “our,” the “Company” or “HTG”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials, including our Proxy Statement and Annual Report, on the website referred to in the Notice, www.proxydocs.com/HTGM, or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on July 7, 2020 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after July 17, 2020.

How do I attend the annual meeting?

The meeting will be held live via the Internet on Wednesday, August 19, 2020 at 1:00 p.m. Mountain Time. You must register in advance by visiting www.proxydocs.com/HTGM in order to attend, participate or vote during the meeting prior to the registration deadline of 5:00 p.m. Eastern Time on Monday, August 17, 2020. You will be asked to include the control number found on your Notice, Proxy Card or Voting Instruction Form. Upon registration, you will receive further instructions via email, including a unique link that will allow you to access the meeting and submit questions during the meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on June 22, 2020 will be entitled to vote at the annual meeting. On this record date, there were 67,093,683 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 22, 2020, your shares were registered directly in your name with HTG’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote live at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 22, 2020 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares live at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are six matters scheduled for a vote:

•	Proposal 1: Election of the Board’s three nominees for director named herein to hold office until the 2023 Annual Meeting of Stockholders;
•	Proposal 2: Approval of the HTG Molecular Diagnostics, Inc. 2020 Equity Incentive Plan;
•

Proposal 3: Approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of our common stock (“Reverse Stock Split”) at a ratio between 1-for-7 and 1-for-15, inclusive, as determined by the Board of Directors in its sole discretion;

•

Proposal 4: Approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, if and only if Proposal 3 is both approved and implemented, a reduction in the total number of authorized shares of our common stock (“Authorized Shares Reduction”) with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split;

•	Proposal 5: The authorization to adjourn the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2 or Proposal 3; and
•

Proposal 6: Ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote live at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote live at the meeting even if you have already voted by proxy.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-866-221-8257 and follow the recorded instructions. You will be asked to provide the control number from the Notice.
•

To vote through the internet, go to www.proxypush.com/HTGM and follow the on-screen instructions to complete an electronic proxy card. You will be asked to provide the control number from the Notice or proxy card.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from HTG. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote live at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on June 22, 2020.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or live at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 or 2 without your instructions, but may vote your shares on Proposals 3, 4, 5 and 6 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for director, “For” the approval of the HTG Molecular Diagnostics, Inc. 2020 Equity Incentive Plan, “For” the approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a Reverse Stock Split at a ratio between 1-for-7 and 1-for-15, inclusive, as determined by the Board of Directors in its sole discretion, “For” the approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, if and only if Proposal 3 is both approved and implemented, a reduction in the total number of authorized shares of our common stock (“Authorized Shares Reduction”) with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split, “For” the authorization to adjourn the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2 or Proposal 3, and “For” the ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 3430 E. Global Loop, Tucson, Arizona 85706.
•	You may attend the annual meeting virtually and vote live through the internet. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 9, 2021, to Attn: Corporate Secretary, 3430 E. Global Loop, Tucson, Arizona 85706. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between April 21, 2021 and May 21, 2021. You are also advised to review the Company’s Bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and for all other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposals 2, 3, 4, 5 and 6, and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal, except Proposal 3 and Proposal 4, for which they will have the same effect as “Against” votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present virtually at the meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal 2, the approval of the HTG Molecular Diagnostics, Inc. 2020 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares present virtually at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

To be approved, Proposal 3, approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split at a ratio between 1-for-7 and 1-for-15, inclusive, as determined by the Board of Directors in its sole discretion, must receive “For” votes from the holders of a majority of shares outstanding on the record date for the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes, if any, will have the same effect as “Against” votes.

To be approved, Proposal 4, approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect an Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split, must receive “For” votes from the holders of a majority of shares outstanding on the record date for the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes, if any, will have the same effect as “Against” votes.

To be approved, Proposal 5, the authorization to adjourn the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2 or Proposal 3, must receive “For” votes from the holders of a majority of shares present virtually at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes, if any, will have no effect.

To be approved, Proposal 6, ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020, must receive “For” votes from the holders of a majority of shares present virtually at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were 67,093,683 shares outstanding and entitled to vote. Thus, the holders of 33,546,842 shares must be present or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the virtual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal 1

Election Of Directors

The Company’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has eight members. There are three Class II directors whose term of office expires in 2020. The nominees for election at the annual meeting, John L. Lubniewski, Harry A. George and Donnie M. Hardison are current Class II directors elected by our stockholders. If elected at the annual meeting, each of the three nominees would serve until the 2023 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the annual meeting. Seven of the members of the Board of Directors attended the 2019 Annual Meeting of Stockholders, consisting of Ann F. Hanham, Ph.D., Harry A. George, Donnie M. Hardison, Timothy B. Johnson, James T. LaFrance, John L. Lubniewski and Lee R. McCracken.

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named herein. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares that would have been voted for that nominee instead may be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The Board of Directors Recommends

A Vote “For” Each Named Nominee.

Directors

Name	Age	Position(s)

John L. Lubniewski	56	President, Chief Executive Officer and Director
Timothy B. Johnson	58	Executive Chairman
Ann F. Hanham, Ph.D.	67	Lead Independent Director
Michelle R. Griffin	54	Director
Harry A. George	71	Director
Donnie M. Hardison	69	Director
James T. LaFrance	61	Director
Lee R. McCracken	62	Director

The following is a brief biography of each nominee, each director whose term will continue after the annual meeting and each of our executive officers.

Nominees for Election for a Three-year Term Expiring at the 2023 Annual Meeting

Harry A. George. Mr. George has served on our Board of Directors since 2002 and served as the chair of our Board of Directors from December 2007 until September 2013. Mr. George co-founded Solstice Capital, a venture capital firm, in 1995 and serves as its Managing General Partner. Mr. George serves as President, CFO and member of the board of directors of Radiance Therapeutics. Mr. George has served as a member of the board of directors of a number of private and public companies and is currently serving on the boards of directors of Medipacs, Inc., Post.Bid.Ship, Inc., AdiCyte, Inc., RxActuator, Inc. and Splash Pharmaceuticals, Inc. Mr. George is also a member of the boards of directors of several non-profit organizations, including Southern Arizona Leadership Council, Desert Angels and Start-up Tucson, a member of the Board of Visitors of the McGuire Center for Entrepreneurship, and an advisor to Tech Launch Arizona. Prior to 1995, Mr. George was co-founder, Director, and Vice-President of Finance for Interleaf Inc., a software products company. Prior to his time at Interleaf, Mr. George was co-founder, Director and Vice President of Finance of Kurzweil Computer Products, Inc., a computer products company, which subsequently was purchased by Xerox Imaging Systems. Mr. George received an A.B. from Bowdoin College and, in 2012, received an Honorary Doctorate of Science from the University of Arizona. Also in 2012, the Arizona BioIndustry Association conferred upon Mr. George the John McGarrity Bioscience Leader of the Year Award. Our Board of Directors believes Mr. George’s detailed knowledge of our company and long tenure with us, together with his more than 40 years of experience serving as founder, operating officer, or investor with successful rapid growth technology-related companies qualify him to serve on our Board of Directors.

Donnie M. Hardison. Mr. Hardison has served on our Board of Directors since May 2016. He currently is the President and Chief Executive Officer, and serves on the board of directors, of Biotheranostics, Inc., a molecular diagnostic company focused on oncology, positions he has held since February 2017. From April 2016 to January 2017, Mr. Hardison served as the sole proprietor of DMH Consulting, a management consulting firm, which he founded. Between April 2010 and March 2016, Mr. Hardison was the President and Chief Executive Officer of Good Start Genetics, a medical device company. For more than 20 years prior to that, Mr. Hardison held a number of executive and senior management positions at companies including Laboratory Corporation of America (“LabCorp”) a clinical laboratory company, Exact Sciences Corporation, a molecular diagnostics company, OnTarget, Inc., a sales and marketing consulting company, Quest Diagnostics Inc., a clinical laboratory company, SmithKline Beecham Corporation, a pharmaceutical company, and others. He currently serves as an independent director on the boards of directors of several private companies, including Seventh Sense Biosystems, Boston Microfluidics and IQuity, Inc. He also served on the board of directors of Exact Sciences Corporation (Nasdaq: EXAS) from May 2000, through its initial public offering in February 2001, until August 2007. Mr. Hardison received his Bachelor of Arts degree, in political science, from the University of North Carolina, Chapel Hill. Our Board of Directors believes that Mr. Hardison’s broad private and public company background, his extensive executive and industry experience, his experience with newly emerging and well-established companies, and his extensive commercial and operational experience qualify him to serve on our Board of Directors.

John L. Lubniewski. Mr. Lubniewski has served as our President and Chief Executive Officer and as a member of our Board of Directors since April 2019 and previously served as our President and Chief Operating Officer since April 2018. Prior to this, he served as our Senior Vice President and Chief Business Officer since April 2011. Mr. Lubniewski joined us from Ventana Medical Systems, Inc. (“Ventana”), a medical diagnostics company and member of the Roche Group and global headquarters of Roche Tissue Diagnostics (“RTD”) where he served in leadership roles for nine years both before and after the acquisition of Ventana by Roche Holdings, Inc. (“Roche”) in March 2008. From August 2010 to April 2011, Mr. Lubniewski was Senior Vice President and Lifecycle Leader, Advanced Staining Platforms at Ventana. From January 2008 to August 2010, Mr. Lubniewski served as Senior Vice President and Lifecycle Leader, Clinical Assays at RTD, with responsibility for three lifecycle teams, technical marketing and medical marketing and global accountability for all RTD clinical assay products. Prior to the Roche acquisition of Ventana, Mr. Lubniewski served at Ventana as Senior Vice President, Advanced Staining Business Unit, Vice President Worldwide Marketing and Translational Diagnostic Business Unit, and General Manager, Research Products. In these roles, Mr. Lubniewski was responsible for a variety of assay and platform development and commercialization efforts. Prior to Ventana, Mr. Lubniewski worked for over ten years at Corning, Inc., a manufacturing company, in a variety of divisional, sector and corporate sales and marketing roles. Mr. Lubniewski earned a B.S. in Chemical Engineering from Clarkson University. Our Board of Directors believes that Mr. Lubniewski’s extensive executive management experience in commercialization, marketing, strategic planning and management of operations, as well as his service as our Chief Executive Officer, qualify him to serve on our Board of Directors.

Directors Continuing in Office Until the 2021 Annual Meeting

Ann F. Hanham Ph.D. Dr. Hanham has served on our Board of Directors since August 2016 and has served as our Lead Independent Director since April 2019. Prior to her appointment as Lead Independent Director, Dr. Hanham served as the chair of our Board of Directors from March 2017 to March 2019. Since March 2017, Dr. Hanham has provided independent management consulting as a sole proprietor. Previously, she was the founding and managing partner of BAR Capital LLC, an investment company, a position she held from December 2013 to March 2017. From February 2000 to November 2013, Dr. Hanham was the Managing Director and General Partner of Burrill and Company, a life science investment company. Prior to that, Dr. Hanham held positions of increasing responsibility in product development, medical affairs, and clinical and regulatory affairs at various companies, including InterMune Inc., Otsuka America Pharmaceuticals, Inc. (“Otsuka”), Celtrix Pharmaceuticals, Inc. (“Celtrix”), and Becton Dickinson and Company (“BD”). InterMune, Inc., Otsuka and Celtrix are, or prior to respective acquisitions, were clinical-stage biopharmaceutical companies, and BD is a life sciences discovery and diagnostics company. Dr. Hanham also currently serves on the board of directors of SCYNEXIS (Nasdaq: SCYX). Dr. Hanham received her B.Sc. degree from the University of Toronto, Canada; her M.Sc. degree, in biology, from Simon Fraser University, Canada; and her Ph.D. degree, in biology, from the University of British Columbia, Canada. Our Board of Directors believes that Dr. Hanham’s extensive industry and executive experience, and her experience serving on the board of directors of other public companies qualifies her to serve on our Board of Directors.

Michelle R. Griffin. Ms. Griffin has served on our Board of Directors since August 2018. Ms. Griffin currently serves as a member of the board of directors and chair of the audit committee for Acer Therapeutics, Inc. (Nasdaq: ACER) and Adaptive Biotechnologies Corp (Nasdaq: ADPT). She has also served on the board of directors and as audit committee chair for PhaseRx, Inc. (Nasdaq:PZRX) from 2016 to 2018, OncoGenex Pharmaceuticals Inc. (Nasdaq: OGXI) from 2008 to 2011, and Sonus Pharmaceuticals, Inc. (Nasdaq: SNUS) from 2004 to 2008; as chair of the board of directors for Universal Cells, Inc. from 2017 until its acquisition by Astellas Pharma Inc. in 2018; as a member of the board of directors of Virginia Mason Health System and Virginia Mason Medical Center from 2014 to 2018; and as a member of the board of directors for Polynoma LLC from 2012 to 2014. Ms. Griffin served as executive vice president, operations, and chief financial officer at OncoGenex from 2011 to 2013; served as acting chief executive, senior vice president and chief operating officer at Trubion Pharmaceuticals, Inc. from 2009 until its acquisition in 2010 and as its chief financial officer from 2006 to 2009; and served as senior vice president and chief financial officer of Dendreon Corp. from 2005 to 2006. Ms. Griffin began her career in the biopharmaceuticals industry in 1994 at Corixa Corp. (Nasdaq: CRXA) and served as its chief financial officer from its IPO in 1997 until 2005 when Corixa was acquired by GlaxoSmithKline plc. She received a post‐graduate certificate in accounting and an MBA from Seattle University, a B.S. in statistics and marketing from George Mason University and has passed the certified public accountant exam. Our Board of Directors believes that Ms. Griffin’s financial and accounting expertise and extensive executive experience qualifies her to serve on our Board of Directors.

Timothy (TJ) B. Johnson. Mr. Johnson has served as the Executive Chairman of our Board of Directors since March 2019 and as a member of our Board of Directors since January 2008. Mr. Johnson previously served as our Chief Executive Officer from January 2008 until March 2019. He also served as our President from January 2008 until April 2018. Mr. Johnson joined us from LVC Consulting, a consulting company, where he was a partner from April 2007 to January 2008. Prior to April 2007, Mr. Johnson spent five years in leadership roles at Ventana, prior to its acquisition by Roche. At Ventana, Mr. Johnson held the positions of Senior Vice President, Global Business Services, Senior Vice President, Corporate Development and Operations, and Vice President/General Manager, Operations and Lean Systems. In these roles, Mr. Johnson’s responsibilities included product technical support, worldwide marketing, corporate development, strategic planning and manufacturing. Prior to working at Ventana, Mr. Johnson had a 12-year career at Hillenbrand Industries, Inc., a global diversified industrial company, where he held several leadership roles in the corporate offices and in the Hill-Rom Division, including Vice President, Global Marketing, Vice President/General Manager, Hill-Rom AirShields, Vice President, Operations, and Vice President, Continuous Improvement and Strategic Planning. Mr. Johnson spent part of his early career at PricewaterhouseCoopers LLP, a public accounting firm. Mr. Johnson previously served on the board of directors of Kalypto Medical, Inc. and was the Industry co-chair for the Biosciences Leadership Council of Southern Arizona. He earned a B.S. in Business from Indiana University. Our Board of Directors believes that Mr. Johnson’s extensive executive background in general management, strategic planning and managing operations of a diagnostic company and past service as our Chief Executive Officer qualify him to serve on our Board of Directors.

Directors Continuing in Office Until the 2022 Annual Meeting

James (Jim) T. LaFrance. Mr. LaFrance has served on our Board of Directors since December 2015. Mr. LaFrance has over thirty years of diagnostic industry experience, and has worked since January 2015 as a sales, marketing, strategy development and commercial operational management consultant for LaFrance Consulting LLC, a consulting firm he founded. He currently serves on three additional boards, Vermillion, Inc (Nasdaq: VRML) as Chairman; BioArray Genetics, Inc., a private company, as Chairman, and as an independent director of privately held Personal Genome Diagnostics. He served as interim Chief Executive Officer of Vermillion, Inc. (Nasdaq: VRML) in 2014 and as a CEO for Omnyx, LLC, a UPMC/GE Healthcare joint venture from 2012 to 2013.  Mr. LaFrance held a series of senior management roles at Ventana Medical Systems (now Roche Tissue Diagnostics), including general management of the North American and international commercial operations. Prior to working for Ventana, Mr. LaFrance served in leadership roles in strategic marketing and business development at Bayer Diagnostics. He earned a Bachelor of Arts degree in Economics from the University of Connecticut and holds a Master’s in Business Administration from the University of Notre Dame. Our Board of Directors believes that Mr. LaFrance’s extensive industry and executive experience, and his experience serving on the board of directors of another public company qualify him to serve on our Board of Directors.

Lee R. McCracken. Mr. McCracken has served on our Board of Directors since October 2015. Mr. McCracken currently is the Chief Executive Officer and a member of the board of directors of Drawbridge Health, Inc., a company focused on enabling personal diagnostic testing, positions he has held since June 2017. From May 2016 to May 2017 and from April 2013 to March 2014, he served as a strategic and restructuring consultant in the regenerative medicine and diagnostic sectors for McCracken Consulting, a consulting firm he founded. Between April 2014 and May 2016, Mr. McCracken was Chief Executive Officer of Gensignia Life Sciences, Inc., a molecular diagnostics company. Earlier in his career, Mr. McCracken held a number of executive positions or roles with significant responsibility at several biotechnology and therapeutics companies, including Pathwork Diagnostics, Inc., Prometheus Laboratories Inc., GenStar Therapeutics Corporation, CombiChem Inc., and Allergan Inc., as well as at the investment companies, 3i Capital and Union Venture. Mr. McCracken received his M.B.A. from the Anderson School of Management at the University of California, Los Angeles, his Master of Computer Science (MCS) from the University of Dayton, and his B.S. in Commerce from Santa Clara University. Our Board of Directors believes Mr. McCracken’s extensive executive and industry experience and his broad knowledge of molecular diagnostics qualify him to serve on our Board of Directors.

Executive Officers

Name	Age	Position(s)

John L. Lubniewski	56	President, Chief Executive Officer and Director
Shaun D. McMeans	58	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Timothy B. Johnson	58	Executive Chairman
Byron T. Lawson	45	Senior Vice President and Chief Commercial Financial Officer

Set forth below is biographical information for our executive officers other than Mr. Johnson and Mr. Lubniewski, whose biographical information is set forth above.

Shaun D. McMeans. Mr. McMeans has served as our Senior Vice President and Chief Financial Officer since February 2018 and as our Vice President and Chief Financial Officer since February 2012. Prior to joining us, Mr. McMeans was Vice President – Finance of Securaplane Technologies, Inc., a product supply company and division of Meggitt PLC, an aerospace, defense and energy conglomerate, from May 2011 to February 2012. Mr. McMeans was a financial consultant from February 2008 to April 2011, working both in an individual capacity and as a partner for Tatum LLC, a consulting company. Prior to February 2008, Mr. McMeans was Chief Financial Officer for The Long Companies, a full service residential and commercial real estate division of Berkshire Hathaway, Inc. Mr. McMeans also worked for over five years at LXU Healthcare, Inc., a manufacturer and distributor of specialty surgical equipment, as Controller and then Chief Financial and Operating Officer. In his early career, Mr. McMeans worked in roles of increasing responsibility, including Director of Finance, for Burnham Holdings, Inc., formerly Burnham Corporation, a manufacturer and distributor of residential and commercial hydronic heating equipment. Mr. McMeans received his B.S. in Accounting from The Pennsylvania State University.

Byron T. Lawson. Mr. Lawson has served as our Senior Vice President and Chief Commercial Officer in January 2020 and previously served as our Senior Vice President, Pharma Business Unit since January 2018. Prior to this he served as our Senior Director, Commercial Options since October 2012. Mr. Lawson joined us from Ventana, where he worked for nearly 15 years and served in a variety of roles with increasingly responsibility in the North American commercial organization. He also served in the United States Air Force for nearly 10 years between Active and Reserve Duty as a certified Histology Technician.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. The Board consults with counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our current directors other than Mr. Johnson and Mr. Lubniewski are, and all of our former directors who served during any portion of the last fiscal year were, independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors, other than Mr. Johnson and Mr. Lubniewski, had a material or other disqualifying relationship with the Company.

Board Leadership Structure

As a general policy, our Board of Directors believes that separation of the positions of chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole.

Mr. Johnson serves as our Executive Chairman and Mr. Lubniewski serves as our Chief Executive Officer. As our Executive Chairman, Mr. Johnson advises our management, including our Chief Executive Officer, on various strategic matters. We believe that separation of the positions of Executive Chairman and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of our business and affairs.

In addition, Dr. Hanham serves as our Lead Independent Director. As Lead Independent Director, Dr. Hanham presides over Board of Directors meetings, sets meeting agendas, ensures the duties, responsibilities and roles of members of our Board of Directors are clearly understood, ensures that our Board of Directors receives appropriate and timely information, material and reports from management regarding our business, provides input to the Board regarding candidates for nomination or appointment to the Board and Board committees, and performs such additional duties as set forth in our bylaws and as our Board of Directors may otherwise determine and delegate.

We also have a separate chair for each committee of our Board of Directors. The chair of each committee is expected to report at least annually to our Board of Directors on the activities of their respective committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board of Directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Oversight by the Audit Committee includes direct communication with our external auditors. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of The Board of Directors

The Board of Directors met 16 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Information Regarding Committees of the Board of Directors

The Board maintains an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership and meeting information for 2019 for each of the foregoing Board committees:

Name	Audit	Compensation	Nominating and Governance
John L. Lubniewski
Timothy B. Johnson
Harry A. George	X
Michelle R. Griffin	X*	X
Ann F. Hanham, Ph.D.			X*
Donnie M. Hardison		X*
James T. LaFrance	X		X
Lee R. McCracken		X	X
Total meetings in 2019	8	10	5

*	Committee Chairperson

Our Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee consists of Ms. Griffin, Mr. George and Mr. LaFrance. Ms. Griffin serves as the chair of the Audit Committee. All members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.htgmolecular.com.

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The functions of the Audit Committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•	reviewing on a periodic basis our investment policy; and
•	reviewing and evaluating on an annual basis the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

The Board of Directors has also determined that Ms. Griffin qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Griffin’s level of knowledge and experience based on a number of factors, including her formal education and experience in financial and executive roles.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) as outlined in Auditing Standard No. 1301, Communications with Audit Committees, and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2019.

Ms. Michelle R. Griffin (Chair)

Mr. Harry A. George

Mr. James T. LaFrance

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Mr. Hardison, Mr. McCracken and Ms. Griffin. Mr. Hardison serves as the chair of the Compensation Committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.htgmolecular.com.

The functions of the Compensation Committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;
•	reviewing and recommending to our Board of Directors the compensation and other terms of employment of our executive officers;
•

reviewing and recommending to our Board of Directors the performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies for allocating between long-term and currently paid out compensation, between cash and non-cash compensation and the factors used in deciding between the various forms of compensation;

•

establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•	establishing elements of corporate performance for purposes of increasing or decreasing compensation;
•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•

reviewing regional and industry-wide compensation practices and trends to assess the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	reviewing the adequacy of its charter on a periodic basis;
•	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, if applicable;
•	preparing the report that the SEC requires in our annual proxy statement, if applicable; and
•	reviewing and assessing on an annual basis the performance of the Compensation Committee.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least twice annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In 2019, our Compensation Committee retained Radford, an Aon Hewitt company and a provider of compensation market intelligence to the technology and life sciences industries, to provide a report summarizing relevant benchmark data relating to industry-appropriate peers and make recommendations regarding base salary, target total cash (base salary plus target cash incentives) and the amounts and terms of long-term equity incentive awards for our executives as well as to benchmark and make recommendations regarding the initial and annual cash retainer amounts for directors and chairpersons of our Board of Directors and the various committees and the amounts and terms of initial and annual long-term equity incentive awards for directors. No work performed by Radford during fiscal year 2019 raised a conflict of interest.

None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of three directors: Dr. Hanham, Mr. LaFrance and Mr. McCracken. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board has adopted a written Nominating and Governance Committee charter that is available to stockholders on the Company’s website and www.htgmolecular.com.

The Nominating and Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Company.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. The Nominating and Governance Committee considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Nominating and Governance Committee typically also considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. However, the Nominating and Governance Committee retains the right to modify the standards by which it reviews director nominees from time to time.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Governance Committee uses its and the other Board members’ network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider the candidates’ qualifications and selects candidates for recommendation to the Board by majority vote.

The Nominating and Governance Committee will consider qualified director candidates recommended by stockholders in accordance with our procedures and subject to applicable inquiries. The Nominating and Governance Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended by other sources. Stockholders who wish to recommend nominees for director by the Nominating and Governance Committee may do so by delivering a written recommendation to Dr. Ann F. Hanham, Ph.D., Chair of the Nominating and Governance Committee of the Board of Directors, HTG Molecular Diagnostics, Inc., 3430 E. Global Loop, Tucson, Arizona 85706, giving the name and address of the stockholder on whose behalf the submission is made, the number of Company shares that are owned beneficially by such stockholder as of the date of the submission, the full name of the proposed candidate, a description of the proposed candidate’s business experience for at least the previous five years, complete biographical information for the proposed candidate and a description of the proposed candidate’s qualifications as a director. All of these communications will be reviewed by the Nominating and Governance Committee, for further review and consideration in accordance with this policy.

Stockholder Communications With The Board Of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to: Attn: Corporate Secretary, 3430 E. Global Loop, Tucson, Arizona, 85706. These communications will be reviewed by the Secretary, who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.htgmolecular.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Proposal 2

Approval of the HTG Molecular Diagnostics, Inc. 2020 Equity Incentive Plan

Our Board of Directors is requesting stockholder approval of the HTG Molecular Diagnostics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan is intended to be the successor to and continuation of the HTG Molecular Diagnostics, Inc. 2014 Equity Incentive Plan (the “2014 Plan”).

Currently, we maintain the 2014 Plan to grant equity awards to our employees, directors and consultants. We are seeking stockholder approval of the 2020 Plan to increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards, which will enable us to have an equity incentive program that allows us to compete with our peer group for key talent. Approval of the 2020 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board of Directors or Compensation Committee. The 2020 Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

If this Proposal 2 is approved by our stockholders, the 2020 Plan will become effective as of the date of the annual meeting and as of such date, no additional awards will be granted under the 2014 Plan. In the event that our stockholders do not approve this Proposal 2, the 2020 Plan will not become effective and the 2014 Plan will continue to be effective in accordance with its terms.

Why You Should Vote to Approve the 2020 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

We believe that a broad-based equity compensation program is essential to attract, retain and motivate people with the necessary talent and experience and to provide additional incentive to achieve our short- and long-term business objectives. We believe that our equity programs create a strong link between our employees and our stockholders’ interests. Equity compensation promotes an employee ownership culture, motivates employees to create stockholder value and, because the awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation.

Our Board of Directors and Compensation Committee believe we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success. They further believe that the shares currently available for future grant under the 2014 Plan will be insufficient to meet our anticipated retention and recruiting needs, particularly in light of the dilution resulting from the issuance of shares of our common stock in the public offering and private placements completed in September 2019. The 2020 Plan will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, directors and consultants, consistent with our compensation philosophy and common compensation practices for our industry. Therefore, our Board of Directors believes that the 2020 Plan is in the best interests of our business and our stockholders and unanimously recommends a vote in favor of this Proposal 2.

The Size of Our Share Reserve Request is Reasonable and We Manage Our Equity Use Responsibly

Our compensation philosophy reflects broad-based eligibility for equity awards. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants.

2017 - 2019 Burn Rate and 2019 Outstanding Awards Overhang

The following table provides certain additional information regarding our equity incentive program and our equity burn rate over the last three fiscal years and current overhang. Note that burn rate and overhang are calculated on a non-diluted basis and all numbers do not reflect the Reverse Stock Split.

Burn Rate	2017	2018	2019
Stock Options Granted	494,500	802,500	1,270,000
Full Value Shares Granted	10,000	492,051	77,500
Total Equity Awards	509,500	1,294,551	1,347,500
Weighted Average Common Shares Outstanding	10,597,318	27,523,463	38,099,687

Burn Rate(1)	4.81%	4.70%	3.54%
Total Equity Awards Forfeited	96,619	128,389	215,827
Net Burn Rate(2)	3.83%	4.24%	2.60%

(1) Burn Rate equals number of shares subject to equity awards granted during a fiscal year divided by weighted average common shares outstanding for that fiscal year.

(2) Net Burn Rate equals (i) number of shares subject to equity awards granted during a fiscal year minus total equity awards forfeited during that fiscal year, divided by (ii) weighted average shares of common stock outstanding for that fiscal year.

Current Overhang (As of June 22, 2020)
Stock Options Outstanding(1)			3,990,734
Weighted Average Exercise Price of Outstanding Stock Options			$1.82
Weighted Average Remaining Term of Outstanding Stock Options			8.27
Full Value Awards Outstanding (restricted stock units)			169,677
Total Equity Awards Outstanding(1)			4,160,411
Shares Remaining Available for Future Grant(2)			1,038,072
Common Stock Outstanding as of June 22, 2020			67,093,683

(1) Includes 72,500 shares of common stock underlying stock options granted as inducement awards under the 2014 Plan pursuant to Nasdaq Listing Rule 5635(c)(4), which shares will not be available to return to the 2020 Plan if such awards are forfeited or terminate.

(2) Includes 112,750 shares of common stock remaining available in the 2014 Plan’s inducement share pool for the grant of inducement awards pursuant to Nasdaq Listing Rule 5635(c)(4), which shares will not become available for grant under the 2020 Plan. There were no shares of common stock available for grant under any of our equity incentive plans, other than the 2014 Plan.

The closing price of our common stock as reported on Nasdaq Global Select Market on June 22, 2020, the record date for this annual meeting, was $0.828.

The 2020 Plan Combines Compensation and Governance Best Practices

The 2020 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

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No stock option repricing/exchange: The board of directors does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price or strike price in excess of the current fair market value in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

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No “evergreen” provision; stockholder approval is required for additional shares. The 2020 Plan does not contain an annual “evergreen” provision. Therefore, the share reserve will not increase automatically on an annual basis.

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Fungible share counting. The 2020 Plan contains a “fungible share counting” structure, which increases the rate at which the share reserve is depleted for stock awards other than stock options and stock appreciation rights in order to minimize stockholder dilution. Specifically, the number of shares of our common stock available for issuance under the 2020 Plan will be reduced by (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant (an “Appreciation Award”), and (ii) 1.5 shares for each share issued pursuant to a stock award that is not an Appreciation Award (a “Full Value Award”). Such shares will return to the share reserve at the same rates.

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No liberal share counting provisions. The following shares will not become available again for issuance under the 2020 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or strike price of an award; (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or strike price of an award; and (iv) in the event that a stock appreciation right is settled in shares, the gross number of shares subject to such award.

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No liberal change in control definition. The change in control definition in the 2020 Plan is not a “liberal” definition. A change in control transaction must occur in order for the change in control provisions in the 2020 Plan to be triggered.

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Limit on non-employee director compensation. The aggregate value of all compensation granted or paid, as applicable, by the Company to any individual for service as a non-employee director with respect to any period commencing on the date of the annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the annual meeting of stockholders for the next subsequent year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed (i) $400,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such period, $600,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

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Awards subject to forfeiture/clawback. Awards granted under the 2020 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

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Restrictions on dividends. The 2020 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date, if any, such shares are forfeited to or repurchased by us due to a failure to vest.

Description of the 2020 Plan

The material features of the 2020 Plan are described below. The following description of the 2020 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2020 Plan. Stockholders are urged to read the actual text of the 2020 Plan in its entirety, which is attached to this proxy statement as Appendix A.

Purpose

The 2020 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock. The 2020 Plan is also designed to align employees’ interests with stockholder interests.

Successor to and Continuation of 2014 Plan

The 2020 Plan is intended to be the successor to and continuation of the 2014 Plan. If the 2020 Plan is approved by our stockholders, no additional awards will be granted under the 2014 Plan (including no additional awards under the inducement share pool of the 2014 Plan) upon and following the date of the annual meeting. If the 2020 Plan is not approved by our stockholders, the 2020 Plan will not become effective and the 2014 Plan (including its inducement pool) will continue to be effective in accordance with its terms.

Types of Awards

The terms of the 2020 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other awards.

Shares Available for Awards (before any adjustment to reflect the Reverse Stock Split)

Subject to adjustment for certain changes in our capitalization, including the Reverse Stock Split, the aggregate number of shares of our common stock that may be issued under the 2020 Plan will not exceed 11,213,233 shares, which number is the sum of (i) the number of shares remaining available for the grant of new awards under the 2014 Plan (excluding shares available for the grant of inducement awards under the 2014 Plan’s inducement share pool) as of immediately prior to the effective date of the 2020 Plan; (ii) 6,200,000 new shares; and (iii) the number of the Prior Plan Returning Shares (as defined below), if any, as such shares become available from time to time.

The “Prior Plan Returning Shares” are shares of our common stock subject to outstanding awards granted under Section 3(a) of the 2014 Plan, the HTG Molecular Diagnostics, Inc. 2011 Equity Incentive Plan or the HTG Molecular Diagnostics, Inc. 2001 Stock Option Plan (together, the “Prior Plans,” and each such award, a “Prior Plan Award”) that following the effective date of the 2020 Plan: (i) are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; (ii) are not issued because such award or any portion thereof is settled in cash; or (iii) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares. The number of shares of our common stock available for issuance under the 2020 Plan will be reduced or increased by (i) one share for each share of common stock issued pursuant to an Appreciation Award, and (ii) 1.5 shares for each share of common stock issued pursuant to a Full Value Award. The following actions will not result in an issuance of shares of our common stock under the 2020 Plan and accordingly will not reduce the number of shares of our common stock available for issuance under the 2020 Plan: (i) the expiration or termination of any portion of an award granted under the 2020 Plan without the shares covered by such portion of the award having been issued; or (ii) the settlement of any portion of an award granted under the 2020 Plan in cash.

If any shares of our common stock issued pursuant to an award granted under the 2020 Plan are forfeited back to or redeemed or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, then such shares will become available again for issuance under the 2020 Plan.

The following shares of our common stock will not become available again for issuance under the 2020 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or strike price of an award granted under the 2020 Plan or a Prior Plan Award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award granted under the 2020 Plan or a Prior Plan Award; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or strike price of an award granted under the 2020 Plan or a Prior Plan Award; and (iv) in the event that a stock appreciation right granted under the 2020 Plan or a stock appreciation right that is a Prior Plan Award is settled in shares, the gross number of shares subject to such award.

Eligibility

All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the 2020 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2020 Plan only to our (including our affiliates’) employees. As of June 22, 2020, we (including our affiliates) had approximately 87 employees, 6 non-employee directors and approximately 1 consultant.

Administration

The 2020 Plan will be administered by our Board of Directors, which may in turn delegate some or all of the administration of the 2020 Plan to a committee or committees composed of members of the board of directors. Our Board of Directors has delegated concurrent authority to administer the 2020 Plan to our Dompensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board of Directors and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 2.

Subject to the terms of the 2020 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2020 Plan, including the period of their exercisability and vesting. The Plan Administrator has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2020 Plan.

In addition, the Plan Administrator may delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such executive officer. The executive officer may not grant an award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights

Under the 2020 Plan, unless our stockholders have approved such an action within 12 months prior to such an event, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by (1) reducing the exercise or strike price of the stock option or stock appreciation right, or (2) canceling any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards.

Limit on Non-Employee Director Compensation

Pursuant to the 2020 Plan, the aggregate value of all compensation granted or paid, as applicable, by the Company to any individual for service as a non-employee director with respect to any period commencing on the date of the annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the annual meeting of stockholders for the next subsequent year (the “Annual Period”), including awards granted and cash fees paid by the Company to such non-employee director, will not exceed (i) $400,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such Annual Period, $600,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. Such limitations apply beginning with the Annual Period commencing on the Annual Meeting.

Dividends and Dividend Equivalents

The 2020 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award other than an option or stock appreciation right, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Stock Options

Stock options may be granted under the 2020 Plan pursuant to stock option agreements. The 2020 Plan permits the grant of stock options that are intended to qualify as incentive stock options (“ISOs”) and nonstatutory stock options (“NSOs”).

The exercise price of a stock option granted under the 2020 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2020 Plan may not exceed ten years from the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 2 as “continuous service”) terminates (other than for cause (as defined in the 2020 Plan) or the participant’s death or disability (as defined in the 2020 Plan)), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability, the participant may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s death (or the participant dies within a specified period following termination of continuous service), the participant’s beneficiary may exercise any vested stock options for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause, all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if a participant’s continuous service terminates for any reason other than for cause and, at any time during the applicable post-termination exercise period, the exercise of the stock option would be prohibited by applicable laws or the sale of any common stock received upon such exercise would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2020 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the 2020 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2020 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the 2020 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2020 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. Options may not be transferred to a third-party financial institution for value.

Limitations on Incentive Stock Options

In accordance with current federal tax laws, the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, including the Reverse Stock Split, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2020 Plan is 22,426,466 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2020 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The term of stock appreciation rights granted under the 2020 Plan may not exceed ten years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2020 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2020 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards (“RSUs”) may be granted under the 2020 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2020 Plan allows us to grant performance awards. A performance award is an award that may vest or may be exercised, or that may become earned and paid, contingent upon the attainment of certain performance goals during a performance period. A performance award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the applicable award agreement, the Plan Administrator may determine that cash may be used in payment of performance awards.

Performance goals under the 2020 Plan will be established by the board of directors for a performance period. The performance criteria used to establish such goals may be based on any measure of performance selected by the board of directors.

Performance goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Plan Administrator (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the performance goals are established, the Plan Administrator will appropriately make adjustments in the method of calculating the attainment of the performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body.

In addition, the Plan Administrator retains the discretion to define the manner of calculating the performance criteria it selects to use for a performance period and to reduce, increase or eliminate the compensation or economic benefit due upon the attainment of any performance goal.

Other Awards

Other forms of awards valued in whole or in part by reference to, or otherwise based on, our common stock, may be granted either alone or in addition to other awards under the 2020 Plan; provided that any such award will be treated as a Full Value Award. Subject to the terms of the 2020 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other awards.

Clawback Policy

Awards granted under the 2020 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the board of directors may impose such other clawback, recovery or recoupment provisions in an award agreement as the board of directors determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of our common stock subject to the 2020 Plan; (ii) the class(es) and maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of shares of our common stock and the exercise, strike or purchase price per share of our common stock subject to outstanding awards.

Corporate Transaction and Change in Control

The following applies to each outstanding award under the 2020 Plan in the event of a corporate transaction (as defined in the 2020 Plan and described below) or a change in control (as defined in the 2020 Plan and described below), unless provided otherwise in the applicable award agreement or in any other written agreement between a participant and the Company or an affiliate. For purposes of this Proposal 2, the term “Transaction” will mean such corporate transaction or change in control.

In the event of a Transaction, any awards outstanding under the 2020 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company) (such entity, the “acquiring entity”), and any reacquisition or repurchase rights held by us with respect to the award may be assigned to the acquiring entity. If the acquiring entity does not assume, continue or substitute for such awards, then with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (such participants, the “current participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full to a date prior to the effective time of the Transaction (contingent upon the effectiveness of the Transaction), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the Transaction). With respect to the vesting of performance awards that will accelerate upon the occurrence of a Transaction, unless otherwise provided in the relevant award agreement, the vesting of such performance awards will accelerate at 100% of the target level upon the occurrence of the Transaction. If the acquiring entity does not assume, continue or substitute for such awards, then any such awards that are held by persons other than current participants will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, except that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.

In the event an award will terminate if not exercised at or prior to the effective time of a Transaction, the Plan Administrator may provide that the holder of such award may not exercise such award but instead will receive a payment equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the award, over (ii) any exercise price payable by such holder in connection with such exercise.

Under the 2020 Plan, a “corporate transaction” generally means the consummation of any one or more of the following events: (1) a sale or other disposition of all or substantially all of our assets; (2) a sale or other disposition of at least 50% of our outstanding securities; (3) a merger, consolidation or similar transaction where we do not survive the transaction; or (4) a merger, consolidation or similar transaction where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Under the 2020 Plan, a “change in control” generally means the occurrence of any one or more of the following events: (1) the acquisition by any person, entity or group of our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (2) a consummated merger, consolidation or similar transaction in which our stockholders immediately before such transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; or (3) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the 2020 Plan at any time. However, except as otherwise provided in the 2020 Plan, no amendment or termination of the 2020 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the 2020 Plan as required by applicable law and listing requirements.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2020 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2020 Plan. The 2020 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2020 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the recipient receives the restricted stock award, equal to the excess, if any, of the fair market value of the stock on the date the restricted stock award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the 2020 Plan will be subject to the deduction limit under Section 162(m) of the Code and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act.

New Plan Benefits under 2020 Plan

The following table sets forth certain information regarding future benefits under the 2020 Plan. All share numbers reflected in the table below are subject to the Reverse Stock Split.

Name and Position	Dollar Value ($)	Number of Shares (#)
John L. Lubniewski	(1)	(1)
President & Chief Executive Officer
Shaun D. McMeans	(1)	(1)
Senior Vice President Finance & Chief Financial Officer
Timothy B. Johnson	(1)	(1)
Executive Chairman & Former Chief Executive Officer
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	(2)	360,000 per calendar year (2)
All employees, including current officers who are not executive officers, as a group	(1)	(1)

(1) Awards granted under the 2020 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2020 Plan, and we have not granted any awards under the 2020 Plan subject to stockholder approval of this Proposal 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2020 Plan are not determinable.

(2) Awards granted under the 2020 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2020 Plan. However, pursuant to our current compensation program for non-employee directors, which was amended most recently in June 2020, on the date of each of annual stockholder meeting, each of our current non-employee directors who has served for a minimum of six months is eligible to receive a stock option to purchase 60,000 shares of common stock.  On and after the date of the Annual Meeting, any such awards will be granted under the 2020 Plan if this Proposal 2 is approved by our stockholders. The compensation program for our non-employee directors is subject to periodic review and may be changed at any time by the compensation committee of the board of directors; accordingly, the actual stock awards and number of shares that may be granted to each of our non-employee directors under the 2020 Plan on the date of the Annual Meeting or otherwise may differ from the amounts listed above.

Vote Required

The affirmative vote of the holders of a majority of the shares deemed present or represented by proxy and entitled to vote at the annual meeting will be required to approve the 2020 Plan. Abstentions will be counted toward the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2019. The share numbers in the table below do not reflect the Reverse Stock Split.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2001 Stock Option Plan	12,094	$4.30	—
2011 Equity Incentive Plan	313,596	$3.08	—
2014 Equity Incentive Plan (1)(2)	2,722,953	$2.29	—
2014 Employee Stock Purchase Plan (3)	—	N/A	273,111
Equity compensation plans not approved by security holders (4)	80,000	$1.69	120,000
Total	3,128,643		393,111

(1)

On January 1 of each year from January 1, 2016 through and including January 1, 2024, the number of shares authorized for issuance under the 2014 Plan is automatically increased by a number equal to 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares determined by our Board of Directors. On January 1, 2020, the available shares for purchase under the 2014 Plan was increased by 2,323,609 shares.

(2)

The number of shares to be issued upon exercise of outstanding options, RSUs, warrants and rights under the 2014 Plan includes 223,745 outstanding RSU awards which have been excluded from weighted-average exercise price in column (b) above.

(3)

On January 1 of each year from January 1, 2016 through and including January 1, 2024, the number of shares authorized for issuance under our 2014 Employee Stock Purchase Plan (the “ESPP”) is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year; (b) 195,000 shares; and (c) a number determined by the board of directors that is less than the amounts set forth in the foregoing clauses (a) and (b). On January 1, 2020, the available shares for purchase under our ESPP was increased by 195,000 shares.

(4)

In May 2019, 200,000 shares of our common stock were reserved for issuance under the 2014 Plan pursuant to an amendment approved by our Board of Directors pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules, to be used exclusively for the grant of awards to individuals who were not previously employees or non-employee directors, as inducement material to the individuals’ entering into employment with us. As of December 31, 2019, there were 120,000 Inducement Awards available for issuance under the 2014 Plan.

PROPOSALS 3 AND 4

BACKGROUND

Our Board of Directors has unanimously approved a series of alternate amendments to our Amended and Restated Certificate of Incorporation, each of which would:

•	effect a reverse stock split, or Reverse Stock Split, of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-7 to 1-for-15, inclusive; and

•

effect a reduction in the total number of authorized shares of our common stock, or Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split.

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock and, if Proposal 4 is also approved by our stockholders, the Authorized Shares Reduction would reduce the total number of authorized shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the annual meeting and prior to the date of our 2020 Annual Meeting of Stockholders. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.

Our stockholders are being asked to approve these proposed amendments pursuant to Proposals 3 and 4, and to grant authorization to our Board of Directors to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio, and if (and only if) a Reverse Stock Split is implemented, to implement the resulting corresponding Authorized Shares Reduction. The corresponding Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.

Should we receive the required stockholder approvals for both Proposals 3 and 4, our Board of Directors will have the sole authority to elect, at any time on or prior to the date of our 2021 Annual Meeting of Stockholders, and without the need for any further action on the part of our stockholders: (1) whether to effect a Reverse Stock Split, and (2) if so, the number of whole shares of our common stock, between and including seven and fifteen, that will be combined into one share of our common stock, with the resulting corresponding Authorized Shares Reduction as detailed under the captions “Effects of Reverse Stock Split” and “Effects of Authorized Shares Reduction” in Proposals 3 and 4, respectively.

The implementation of Proposal 4 is expressly conditioned upon the approval and implementation of Proposal 3; if Proposal 3 is not approved and implemented, then Proposal 4 will not be implemented. If we receive the required stockholder approval for Proposal 3 but do not receive the required stockholder approval for Proposal 4, then our Board of Directors will retain the ability to implement a Reverse Stock Split and, if so effected, the total number of authorized shares of our common stock would remain unchanged.

Notwithstanding approval of Proposals 3 and 4 by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split and Authorized Shares Reduction, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board of Directors does not implement a Reverse Stock Split on or prior to the date of our 2021 Annual Meeting of Stockholders, the Authorized Shares Reduction will not be implemented and stockholder approval would again be required prior to implementing any Reverse Stock Split or Authorized Shares Reduction.

By approving Proposals 3 and 4, our stockholders will: (a) approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which (i) any whole number of outstanding shares of common stock between and including seven (7) and fifteen (15) could be combined into one share of common stock and (ii) the total number of authorized shares of our common stock would be reduced as detailed in Proposals 3 and 4; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board at its sole option, and to abandon each amendment not selected by the Board. Our Board of Directors may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.

Proposal 3

APPROVAL OF A REVERSE STOCK SPLIT OF OUR COMMON STOCK

Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix B.

We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-7 and 1-for-15, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective when it is filed with the Secretary of State of the State of Delaware, or such later time as is chosen by the Board and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split

Meet certain continued listing requirements of the Nasdaq Stock Market. To continue our listing on The Nasdaq Capital Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On October 4, 2019, the Nasdaq Stock Market (“Nasdaq”) provided notice to us that the decline in the share price of our common stock has caused it to be out of compliance with one of the Nasdaq Capital Market’s continued listing standards and that it has 180 calendar days, or until April 1, 2020, to regain compliance with Nasdaq’s Marketplace Rule 5550(a)(2) minimum bid price requirement. At the end of this period, we requested and received an additional 180 days to comply with this requirement or to remedy the non-compliance by taking action that requires stockholder approval, such as a reverse stock split. In response to the market conditions arising from the COVID-19 pandemic, Nasdaq has determined to toll the compliance period for bid price requirements through June 30, 2020. Accordingly, we will now have until December 14, 2020 to regain compliance with this requirement.  To regain compliance, our common stock must close at or above the $1.00 minimum bid price for at least 10 consecutive business days or more at the discretion of Nasdaq.

Our Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Capital Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. In addition, the delisting of our common stock from The Nasdaq Capital Market would constitute an event of default under our Loan and Security Agreement with Silicon Valley Bank.

The Board of Directors believes that a Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our common stock.

To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

•

Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•

Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•

Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 3, our Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;

•	the continued listing requirements for our common stock on The Nasdaq Capital Market;

•	which Reverse Stock Split ratio would result in the least administrative cost to us;

•	prevailing general market and economic conditions; and

•

whether and when our Board of Directors desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split (as reduced by the corresponding Authorized Shares Reduction if Proposal 4 is also approved) available to provide the flexibility to use our common stock for business and/or financial purposes.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules. We expect that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications. The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 3 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 3 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 3 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Principal Effects of a Reverse Stock Split

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in HTG, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of a Reverse Stock Split will be that:

•	each seven-to-fifteen shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;

•

no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•

if Proposal 4 is approved by our stockholders, then, depending on the Reverse Stock Split ratio selected by the Board, the total number of authorized shares of our common stock will be reduced from 200,000,000 to a range of 57,142,857 to 26,666,667, as shown in the table below (as described above, this will result in an effective increase in the authorized number of shares of our common stock);

•

if Proposal 4 is not approved by our stockholders, the total number of authorized shares of our common stock will remain at 200,000,000, resulting in an effective increase in the authorized number of shares of our common stock;

•

based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants;

•

based upon the Reverse Stock Split ratio selected by the Board, there will be a proportional decrease in the number of shares of our common stock issuable upon conversion of the outstanding shares of our non-voting Series A Convertible Preferred Stock; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of June 22, 2020, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares), and information regarding our authorized shares assuming that Proposal 4 is approved and the corresponding Authorized Shares Reduction is implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved

Pre-Reverse Stock Split	200,000,000	67,093,683	11,449,187	121,457,130
Post-Reverse Stock Split 1:7	57,142,857	9,584,811	1,635,598	45,922,448
Post-Reverse Stock Split 1:8	50,000,000	8,386,710	1,431,148	40,182,142
Post-Reverse Stock Split 1:9	44,444,444	7,454,853	1,272,131	35,717,460
Post-Reverse Stock Split 1:10	40,000,000	6,709,368	1,144,918	32,145,714
Post-Reverse Stock Split 1:11	36,363,636	6,099,425	1,040,835	29,223,376
Post-Reverse Stock Split 1:12	33,333,333	5,591,140	954,098	26,788,095
Post-Reverse Stock Split 1:13	30,769,231	5,161,052	880,706	24,727,473
Post-Reverse Stock Split 1:14	28,571,429	4,792,405	817,799	22,961,225
Post-Reverse Stock Split 1:15	26,666,667	4,472,912	763,279	21,430,476

The following table contains approximate information, based on share information as of June 22, 2020, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios assuming that Proposal 4 is not approved (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved

Pre-Reverse Stock Split	200,000,000	67,093,683	11,449,187	121,457,130
Post-Reverse Stock Split 1:7	200,000,000	9,584,811	1,635,598	188,779,591
Post-Reverse Stock Split 1:8	200,000,000	8,386,710	1,431,148	190,182,142
Post-Reverse Stock Split 1:9	200,000,000	7,454,853	1,272,131	191,273,016
Post-Reverse Stock Split 1:10	200,000,000	6,709,368	1,144,918	192,145,714
Post-Reverse Stock Split 1:11	200,000,000	6,099,425	1,040,835	192,859,740
Post-Reverse Stock Split 1:12	200,000,000	5,591,140	954,098	193,454,762
Post-Reverse Stock Split 1:13	200,000,000	5,161,052	880,706	193,958,242
Post-Reverse Stock Split 1:14	200,000,000	4,792,405	817,799	194,389,796
Post-Reverse Stock Split 1:15	200,000,000	4,472,912	763,279	194,763,809

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “HTGM” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the business day following the filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal 3 as the Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal 3.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of June 22, 2020, there were 150 stockholders of record of our common stock. Upon stockholder approval of this Proposal 3, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1:10, then such stockholder would cease to be a stockholder of HTG following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of June 22, 2020, and assuming a Reverse Stock Split ratio of 1-for-10, we expect that cashing out fractional stockholders would reduce the number of stockholders of record by 21 holders. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

If this Proposal 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from HTG or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after any Reverse Stock Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split and, if Proposal 4 is approved, to effect the corresponding Authorized Shares Reduction, and we will not independently provide the stockholders with any such right if any Reverse Stock Split and the corresponding Authorized Shares Reduction are implemented.

Material Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of a Reverse Stock Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of a Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, if redemption of the fractional shares of all stockholders reduces the percentage of the total voting power held by a particular redeemed stockholder (determined by including the voting power held by certain related persons), the particular stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder's basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. If the redemption of the fractional shares of all stockholders leaves the particular redeemed stockholder with no reduction in the stockholder's percentage of total voting power (determined by including the voting power held by certain related persons), it is likely that cash received in lieu of a fractional share would be treated as a distribution under Section 301 of the Code. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock on the record date for the annual meeting is required for approval of the Reverse Split Proposal. Abstentions will have the same effect as “Against” votes.  Broker non-votes, if any, will have the same effect as “Against” votes.

The Board Of Directors Recommends

A Vote “For” Proposal 3.

Proposal 4

APPROVAL OF REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK

Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect an Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for a Reverse Stock Split. The text of the proposed Certificate of Amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix B.

The implementation of this Proposal 4 is expressly conditioned upon the approval and implementation of Proposal 3; if Proposal 3 is not approved and implemented, then this Proposal 4 will not be implemented. Accordingly, if we do not receive the required stockholder approval for Proposal 3 or the Reverse Stock Split is not otherwise implemented on or prior to the date of our 2021 Annual Meeting of Stockholders, then we will not implement the Authorized Shares Reduction. If we receive the required stockholder approval for Proposal 3 but do not receive the required stockholder approval for Proposal 4, then our Board of Directors will nonetheless retain the ability to implement a Reverse Stock Split and, if so effected, the total number of authorized shares of our common stock would remain unchanged.

Reasons for the Authorized Shares Reduction; Certain Risks

As a matter of Delaware law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if Proposals 3 and 4 are approved by our stockholders and a Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced according to the schedule set forth under “Effects of Authorized Shares Reduction” below. The reduction in the authorized number of shares of common stock will not be proportionate to the Reverse Stock Split ratio, though, so the practical effect of any Reverse Stock Split and the corresponding Authorized Shares Reduction would be to effectively increase the number of authorized shares of our common stock.

The Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split. In this regard, if Proposal 3 is approved but this Proposal 4 is not approved, then the authorized number of shares of our common stock would not be reduced at all even if a Reverse Stock Split is implemented; accordingly, our Board of Directors believes that this Proposal 4 is in the best interests of HTG and our stockholders and strikes the appropriate balance in the event a Reverse Stock Split is implemented. However, the implementation of a Reverse Stock Split and the resulting effective increase in the number of authorized shares of our common stock, could, under certain circumstances, have anti-takeover implications, as described in more detail under “Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split” in Proposal 3. Although we are not proposing a Reverse Stock Split as a result of any threat of a hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that if Proposal 3 is approved but this Proposal 4 is not approved, the anti-takeover implications associated with any Reverse Stock Split may be enhanced due to the additional number of shares of common stock that could be used by us to deter or prevent changes in control.

Effects of Authorized Shares Reduction

The principal effect of the Authorized Shares Reduction will be that the number of authorized shares of our common stock will be reduced from 200,000,000 to a range from 57,142,857 to 26,666,667, depending on the exact Reverse Stock Split ratio selected by the Board, if and when a Reverse Stock Split is implemented. The Authorized Shares Reduction would not have any effect on the rights of existing stockholders, and the par value of the common stock would remain unchanged at $0.001 per share. The table below shows how the Reverse Stock Split ratio selected by the Board will determine the corresponding Authorized Shares Reduction if this Proposal 4 is approved and a Reverse Stock Split is implemented:

Reverse Stock Split Ratio	Number of Shares of Common Stock Authorized

None (current)	200,000,000
Post-Reverse Stock Split 1:7	57,142,857
Post-Reverse Stock Split 1:8	50,000,000
Post-Reverse Stock Split 1:9	44,444,444
Post-Reverse Stock Split 1:10	40,000,000
Post-Reverse Stock Split 1:11	36,363,636
Post-Reverse Stock Split 1:12	33,333,333
Post-Reverse Stock Split 1:13	30,769,231
Post-Reverse Stock Split 1:14	28,571,429
Post-Reverse Stock Split 1:15	26,666,667

If this Proposal 4 is not approved, but Proposal 3 is approved and the Reverse Stock Split is implemented, then the authorized number of shares of our common stock would remain unchanged at 200,000,000 following the Reverse Stock Split. For additional information regarding the effects of a Reverse Stock Split, see “Effects of Reverse Stock Split” in Proposal 3.

Effective Date; Conditionality

The proposed Authorized Shares Reduction would become effective at 5:00 p.m., Eastern time, on the business day immediately following the filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment.

Our Board of Directors intends to proceed with the Authorized Shares Reduction only if and when a Reverse Stock Split is implemented. Accordingly, should we not receive the required stockholder approval for Proposal 3 or the Reverse Stock Split is not otherwise implemented on or prior to the date of our 2021 Annual Meeting of Stockholders, then we will not implement the Authorized Shares Reduction even if this Proposal 4 is approved. In this regard, the implementation of Proposal 4 is expressly conditioned upon the approval and implementation of Proposal 3; if Proposal 3 is not approved and implemented, then Proposal 4 will not be implemented. If we receive the required stockholder approval for Proposal 3 but do not receive the required stockholder approval for Proposal 4, then our Board of Directors will nonetheless retain the option to implement a Reverse Stock Split and if so effected, the total number of authorized shares of our common stock would remain unchanged.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock on the record date for the annual meeting is required for approval of the Authorized Shares Reduction. Abstentions will have the same effect as “Against” votes.  Broker non-votes, if any, will have the same effect as “Against” votes.

The Board Of Directors Recommends

A Vote “For” Proposal 4.

Proposal 5

Authorization to Adjourn the Annual Meeting

General

If the annual meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 2 or Proposal 3, our proxy holders may move to adjourn the annual meeting at that time in order to enable our Board of Directors to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the annual meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve Proposal 2 or Proposal 3.  If our stockholders approve this proposal, we could adjourn the annual meeting and any adjourned session of the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted.  Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 2 or Proposal 3, we could adjourn the annual meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary to adjourn the annual meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the annual meeting of the time and place to which the annual meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting.  At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

Approval of this proposal requires the affirmative vote of holders of a majority of shares present at the meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as “Against” votes. Broker non-votes, if any, will have no effect.

The Board Of Directors Recommends

A Vote “For” Proposal 5.

Proposal 6

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. BDO USA, LLP has audited the Company’s financial statements since June 25, 2014. Representatives of BDO USA, LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of accounting firm.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and 2018 by BDO USA, LLP, the Company’s principal accountant.

	December 31,
	2019	2018
Fee Category
Audit fees (1)	$581,796	$419,213
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$581,796	$419,213

(1)

Audit fees consist of fees for professional services provided primarily in connection with the annual audit of our consolidated financial statements, quarterly reviews and services associated with SEC registration statements and other documents issued in connection with securities offerings including comfort letters and consents.

Pre-Approval Policies and Procedures.

Pursuant to its charter, the Audit Committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. The Audit Committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings. All fees described above were pre-approved by the Audit Committee.

The Board Of Directors Recommends

A Vote “For” Proposal 6.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of May 31, 2020 by: (i) each director; (ii) each of the Company’s named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

The table is based upon information supplied by officers, directors and principal stockholders, Schedules 13G filed with the SEC and other sources believed to be reliable by the Company. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 62,213,479 shares outstanding on May 31, 2020, adjusted as required by rules promulgated by the SEC. The number of shares of common stock used to calculate the percentage ownership of each listed beneficial owner includes the shares of common stock underlying options or convertible securities held by such beneficial owner that are exercisable or convertible within 60 days following May 31, 2020. Unless otherwise indicated, the address for each person or entity listed in the table is c/o HTG Molecular Diagnostics, Inc., 3430 E. Global Loop, Tucson, Arizona 85706.

	Common Stock Beneficially Owned
Name and address of beneficial owner	Shares	Percentage
Greater than 5% stockholders
Nantahala Capital Management, LLC (1)	5,000,000	8.0%
130 Main Street 2nd Floor
New Canaan, CT 06840
Cowen Prime Advisors, a division of Cowen Prime Services LLC (2)	3,573,000	5.7%
599 Lexington Avenue, Floor 21
New York, NY 10022
Samjo Capital, LLC, Samjo Management, LLC and Andrew N. Wiener (3)	3,362,000	5.4%
1345 Avenue of the Americas, 3rd Floor
New York, NY 10105
Directors and named executive officers
John L. Lubniewski (4)	675,127	1.1%
Shaun D. McMeans (5)	338,942	*
Timothy B. Johnson (6)	536,098	*
Ann Hanham (7)	30,804	*
Harry A. George (8)	208,896	*
Michelle R. Griffin (9)	12,782	*
Donnie M. Hardison (10)	42,000	*
James T. LaFrance (11)	42,000	*
Lee McCracken (12)	34,500	*
All current executive officers and directors as a group (10 persons) (13)	2,081,821	3.3%

*	Represents beneficial ownership of less than one percent.
(1)

Nantahala Capital Management, LLC may be deemed to be the beneficial owner of 5,000,000 shares of Company’s common stock held by funds and separately managed accounts under its control, and as the managing members of Nantahala Capital Management, LLC, each of Wilmot B. Harkey and Daniel Mack may be deemed to be a beneficial owner of these shares. This information is based on the Schedule 13G filed on February 14, 2020 with the SEC.

(2)

Cowen Prime Advisors (“CPA”), a division of Cowen Prime Services LLC Cowen Prime Advisors (“CPA”), a division of Cowen Prime Services LLC (“CPS”) is a registered investment adviser under the Investment Advisers Act of 1940. CPS is also registered as a broker-dealer with the SEC, as an Introducing Broker with the CFTC, a member of FINRA and a member of NFA. In its role as investment adviser, CPA possesses discretionary investment authority to determine the identity and amount of securities to be bought and sold, including 3,573,000 shares of the Company’s common stock. These securities are owned by various clients, who have retained sole proxy voting authority over all of the shares. However, CPA has sole authority to dispose of the position as appropriate. The filing of the Schedule 13G should not be construed as an admission that CPA or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any purpose other than filings required to be made under Section 13(d) of the Securities Exchange Act of 1934 and related rules. CPA reported the same total number of shares beneficially owned by CPA as discretionary investment manager in the Information Table filed by CPA as part of its 4th quarter 2019 Form 13F filing. Andrew N. Wiener, one of the portfolio managers of the CPA Samjo Investment Program (“SI”), is also the sole Managing Member of Samjo Capital, LLC and Samjo Management, LLC which serve as the General Partner and Management Company, respectively, of Samjo Partners, LP, an investment partnership (hedge fund) and HAFF Partners LP, a family investment partnership, both of which employ investment strategies that are similar to those employed in the CPA SI program. Samjo Capital, LLC, Samjo Management, LLC, Samjo Partners, LP and HAFF Partners LP are not affiliated with CPA. Mr. Wiener, along with his fellow CPA SI portfolio managers identified below, is responsible for the decision to invest client accounts of CPA SI in shares of this issuer. In addition to Mr. Wiener’s portfolio management responsibilities for CPA SI, Mr. Wiener may invest, and from time to time has, invested assets of his non-CPA clients in shares of this same issuer. However, because these non-CPA clients are an unaffiliated outside business activity of Mr. Wiener over which CPA has no control or other relationship, CPA does not make joint filings with respect to any shares of the issuer held by any non-CPA clients. To the best of CPA’s knowledge and belief, Mr. Wiener reports the ownership of shares by such non-CPA clients separately to the extent required and is identified as the reporting person. This information is based on the Schedule 13G filed on February 4, 2020 with the SEC.

(3)

Samjo Capital, LLC and Samjo Management, LLC, Delaware limited liability companies and Andrew N. Wiener, as sole managing member of these entities have reported shared voting power over 3,300,000 shares of the Company’s common stock. In addition, Mr. Wiener has reported sole power to dispose or to direct the disposition of an additional 62,000 shares of the Company’s common stock. All shares of the Company’s common stock reported in this Schedule 13G are owned by advisory clients of Samjo Capital. None of the advisory clients individually owns more than 5% of the outstanding common stock of the Company. Mr. Wiener is also one of the portfolio managers of the CPA SI employed by CPA. The clients of Samjo Management and Samjo Capital employ investment strategies that are similar to those employed in the CPA SI program. Samjo Capital, Samjo Management and their clients are not affiliated with CPA and Mr. Wiener does not have beneficial ownership over the shares held in the CPA SI program except for shares held in accounts owned by Mr. Wiener and his immediate family members. As a result, Samjo Capital and Samjo Management do not make joint filings with respect to any shares of the Company held by any CPA clients except with respect to shares held in accounts owned by Mr. Wiener and his immediate family members. To the best of Samjo Capital’s, Samjo Management’s and Mr. Wiener’s knowledge and belief, CPA reports the ownership of shares by such CPA clients separately to the extent required and is identified as the reporting person. This information is based on the Schedule 13G filed on January 31, 2020 with the SEC.

(4)	Includes 541,751 shares that Mr. Lubniewski has the right to acquire from us within 60 days of May 31, 2020 pursuant to the exercise of stock options and the vesting of RSUs.
(5)	Includes 235,450 shares that Mr. McMeans has the right to acquire from us within 60 days of May 31, 2020 pursuant to the exercise of stock options and the vesting of RSUs.
(6)	Includes 319,022 shares that Mr. Johnson has the right to acquire from us within 60 days of May 31, 2020 pursuant to the exercise of stock options and the vesting of RSUs.
(7)	Includes 26,000 shares that Dr. Hanham has the right to acquire from us within 60 days of May 31, 2020 pursuant to the exercise of stock options.
(8)

Consists of (i) 144,366 shares beneficially owned by Solstice Capital II LP and (ii) 28,000 shares that Mr. George has the right to acquire from us within 60 days of May 31, 2020 pursuant to the exercise of stock options. Mr. George is the managing member of Solstice Capital II LP and has joint voting and investment power over the shares held by Solstice Capital II LP.

(9)	Includes 12,782 shares that Ms. Griffin has the right to acquire from us within 60 days of May 31, 2020 pursuant to the exercise of stock options.
(10)	Includes 32,000 shares that Mr. Hardison has the right to acquire from us within 60 days of May 31, 2020 pursuant to the exercise of stock options.
(11)	Includes 32,000 shares that Mr. LaFrance has the right to acquire from us within 60 days of May 31, 2020 pursuant to the exercise of stock options.
(12)	Includes 32,000 shares that Mr. McCracken has the right to acquire from us within 60 days of May 31, 2020 pursuant to the exercise of stock options.
(13)

The number of shares beneficially owned consists of (a) the shares described in Notes (4) through (12) and (b) 160,672 shares beneficially owned by another executive officer, including 127,639 shares that such executive officer has the right to acquire from us within 60 days of May 31, 2020 pursuant to the exercise of stock options and the vesting of RSUs.

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received and the written representations from certain reporting persons, we have determined that no officer, director or 10% beneficial owner known to us was delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2019, with the exception of Timothy B. Johnson, our Executive Chairman, who sold shares of our common stock on December 26, 2019 and filed a Form 4 late on January 2, 2020.

Executive Compensation

Summary Compensation Table

Our named executive officers for the year ended December 31, 2019, which consist of our principal executive officer and our two other most highly compensated executive officers as of December 31, 2019, are as follows:

•	John L. Lubniewski, our President and Chief Executive Officer;
•	Shaun D. McMeans, Senior Vice President Finance and Chief Financial Officer; and
•	Timothy B. Johnson, Executive Chairman and former Chief Executive Officer.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($) (1)	Stock awards ($) (2)	Option awards ($) (3)	Non-equity incentive plan compensation ($) (4)	All other compensation ($) (5)	Total ($)
John L. Lubniewski	2019	384,125	—	—	772,875	—	741	1,157,741
President and Chief Executive Officer	2018	327,230	100,000	413,775	340,000	116,007	741	1,297,753
Shaun D. McMeans	2019	320,625	—	—	45,125	—	741	366,491
Senior Vice President and Chief Financial Officer	2018	288,608	50,000	270,437	340,000	91,438	741	1,041,224
Timothy B. Johnson	2019	187,500	—	—	35,500	24,411	437	247,848
Executive Chairman	2018	426,250	200,000	708,343	510,000	166,183	741	2,011,517

(1)	The dollar amounts represent bonus payments paid in 2018 in recognition of certain financing transactions in 2018.

(2)

The dollar amounts in this column represent the aggregate grant date fair value of RSU awards granted in 2018, as applicable. For further discussion of valuation assumptions, see Note 14 “Stockholders’ Equity” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020.

(3)

The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2019 and 2018, as applicable. These amounts have been computed in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 14 “Stockholders’ Equity” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020.

(4)

Amounts shown represent annual performance-based bonuses earned for 2019 and 2018. The 2019 performance-based bonus for Mr. Johnson was pro-rated for the period for which he served as the Company’s Chief Executive Officer. The Board of Directors determined that Mr. Lubniewski and Mr. McMeans would forgo a 2019 performance-based bonus.

(5)	Amount shown represents premiums for life, disability and accidental death and dismemberment insurance paid by us on behalf of the named executive officer.

Annual Base Salary

The base salary of our named executive officers is generally set forth in each officer’s employment letter agreement with us and periodically reviewed and adjusted by our Board of Directors, based on the recommendation of our Compensation Committee and following analyses conducted by independent third-party consultants. At the beginning of 2019, the base salaries for our named executive officers were $385,000, $315,000 and $450,000 for Mr. Lubniewski, Mr. McMeans and Mr. Johnson, respectively. In August 2019, the base salaries for Mr. Lubniewski and Mr. McMeans were increased to $416,000 and $330,000, respectively.

In January 2019, our Board of Directors designated Mr. Johnson as the Executive Chairman effective March 31, 2019. The base salary for Mr. Johnson was decreased to $100,000 in connection with his appointment to the Executive Chairman position.

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive annual performance-based bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. As with annual base salary, the target annual performance-based bonus percentage for each of our named executive officers is determined based upon input from independent third-party consultants. The annual performance-based bonus each named executive officer is awarded is generally based on the extent to which we achieve the corporate goals that our Board of Directors establishes each year. At the end of the year, our Board of Directors reviews our performance against each corporate goal and approves the extent to which we achieved each of our corporate goals.

Our Board of Directors will generally consider each named executive officer’s individual contributions towards reaching our annual corporate goals but does not typically establish specific individual goals for our named executive officers. There is no minimum bonus percentage or amount established for the named executive officers and, thus, the bonus amounts vary from year to year based on corporate and individual performance. For 2019, Mr. Lubniewski was eligible to receive a target bonus of up to 55% of his base salary pursuant to the terms of his employment letter agreement described below. For 2019, Mr. McMeans was eligible to receive a target bonus of up to 45% of his base salary pursuant to the terms of his employment letter agreement described below. For 2019, Mr. Johnson was eligible to receive a target bonus of up to 55% of his base salary pursuant to the terms of his employment letter agreement described below through March 31, 2019 and 0% of his base salary thereafter, following his appointment by our Board of Directors to Executive Chairman.

The corporate goals established by our Board of Directors for 2019 were based upon strategic commercial and financial goals. Specific goals included financial performance and cash management, market and commercialization metrics and progress with companion diagnostic collaborations. The financial goals were weighted at 70% towards overall corporate goal achievement and the commercial goals were weighted at 30% towards overall corporate goal achievement. There was no minimum percentage of corporate goals that was required to be achieved to earn a bonus. No specific individual goals were established for any of our named executive officers for 2019.

In January 2020, our Board of Directors determined that the 2019 corporate goals had been achieved at an aggregate level of 40%. As a result, our Board of Directors awarded a bonus of $24,411 to Mr. Johnson, representing 40% of his target bonus of 55% of his base salary for the period over which he served as the Company’s Chief Executive Officer in 2019. It was further determined that Mr. Lubniewski and Mr. McMeans would forgo a 2019 performance-based bonus. In addition, it was determined that Mr. Lubniewski would be eligible to receive a target bonus of up to 75% of his base salary pursuant to the terms of his employment letter agreement for 2020.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. Our Board of Directors or any authorized committee thereof is responsible for approving equity grants, which include to date, stock options and RSUs. Vesting of the stock option and RSU awards is tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial stock option grant upon commencement of employment. Additional equity awards may occur periodically to specifically incentivize executives to achieve certain corporate goals or to reward executives for exceptional performance. As of December 31, 2019, our named executive officers have been granted both stock option awards and RSUs.

Prior to the initial public offering, we granted all equity awards pursuant to the 2011 Equity Incentive Plan (the “2011 Plan”) and the 2001 Stock Option Plan (the “2001 Plan”). All equity awards granted since our initial public offering have been granted pursuant to the 2014 Plan, the terms of which are described below under “—Equity Benefit Plans.” All stock options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award.

Generally, our stock option awards vest over a one to four-year period subject to the holder’s continuous service to us and may be granted with an early exercise feature. Such early exercise feature allows the holder to exercise and receive unvested shares of our stock, so that the holder may have a greater opportunity for gains on the shares to be taxed at long-term capital gains rates rather than ordinary income rates. From time to time as our Board of Directors considers appropriate, we may grant stock options or RSUs that vest upon achievement of performance goals.

Agreements with Named Executive Officers

We have entered into letter agreements with each of our named executive officers. The letter agreements generally provide for at-will employment and set forth the named executive officer’s initial base salary, eligibility for employee benefits, in some cases, and severance benefits upon a qualifying termination of employment. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement. The key terms of the letter agreements with our named executive officers are described below. Any potential payments and benefits due upon a qualifying termination of employment or a change in control are further described below under “– Potential Payments and Benefits upon Termination or Change in Control.”

Employment Letter Agreement Mr. Lubniewski. We entered into an amended and restated letter agreement with Mr. Lubniewski in December 2014 that replaced his previous letter agreement and became effective in May 2015. The agreement sets forth certain agreed upon terms and conditions of employment. Mr. Lubniewski was initially entitled to receive an annual base salary of $293,500, an annual target performance bonus of up to 40% of his base salary as determined by the board of directors, and certain severance benefits, the terms of which are described below under “—Potential Payments and Benefits upon Termination or Change of Control.” Mr. Lubniewski’s base salary and target bonus percentage are subject to modification from time to time in the discretion of our Board of Directors or any authorized committee thereof.

Effective March 31, 2019, Mr. Lubniewski was appointed by our Board of Directors as our President and Chief Executive Officer. In connection with his appointment, we entered into an amended and restated employment agreement with Mr. Lubniewski. Pursuant to the agreement, Mr. Lubniewski’s salary was increased to $385,000 (which has been increased, most recently in August 2019 to $416,000), and he became eligible to receive an annual target performance bonus of up to 55% of his base salary (increased in January 2020 to 75% of base salary) as determined by our Board of Directors following analysis conducted by independent third-party consultants.

Employment Letter Agreement with Mr. McMeans. We entered into an amended and restated letter agreement with Mr. McMeans in July 2019 that replaced his previous December 2014 letter agreement. The agreement sets forth certain agreed upon terms and conditions of employment. Mr. McMeans was initially entitled to an annual base salary of $246,000 (which has been increased, most recently in August 2019 to $330,000), an annual target performance bonus of up to 40% of his base salary (increased in August 2018 to 45% of base salary) as determined by the board of directors, and certain severance benefits, the terms of which are described below under “—Potential Payments and Benefits upon Termination or Change of Control.” Mr. McMeans’ and target bonus percentage are subject to modification from time to time in the discretion of our Board of Directors or any authorized committee thereof.

Employment Letter Agreement with Mr. Johnson. We entered into an amended and restated letter agreement with Mr. Johnson in December 2014 that replaced his previous letter agreement and became effective in May 2015. The agreement sets forth certain agreed upon terms and conditions of employment. Mr. Johnson was initially entitled to receive an annual base salary of $400,000 (increased in August 2018 to $450,000), an annual target performance bonus of up to 50% of his base salary (increased in August 2018 to 55% of base salary) as determined by our Board of Directors, and certain severance benefits. Mr. Johnson’s base salary and target bonus percentage are subject to modification from time to time in the discretion of our Board of Directors or any authorized committee thereof.

Effective March 31, 2019, Mr. Johnson transitioned from the role of Chief Executive Officer to Executive Chairman. In connection with this transition, we entered into an amended and restated employment agreement with Mr. Johnson. Pursuant to the agreement, Mr. Johnson’s annual base salary was reduced to $100,000, he will no longer be eligible to receive an annual target bonus or severance benefits.

Potential Payments and Benefits upon Termination or Change of Control

Under the terms Mr. Lubniewski and Mr. McMeans’ amended and restated letter agreements upon the executive’s termination without “cause,” or resignation for “good reason,” each as defined below, including any such termination that occurs in connection with a change of control, each of our named executive officers is eligible to receive continued base salary payments and COBRA premium payments (together “severance benefits”). Under his amended and restated letter agreement, Mr. Lubniewski is eligible to receive 12 months of severance benefits due to involuntary termination other than in connection with a change of control and 18 months for a change of control. Mr. McMeans is eligible to receive nine months of severance benefits due to involuntary termination other than in connection with a change in control and 12 months for a change of control. Upon amendment of his letter agreement upon transition to Executive Chairman in March 2019, Mr. Johnson is no longer eligible to receive ongoing benefits upon termination or change of control.

For purposes of the amended and restated letter agreements, “cause” generally means the occurrence of any of the following events, conditions or actions with respect to the executive: (1) conviction of any felony or crime involving fraud or dishonesty; (2) participation in any material fraud, material act of dishonesty or other material act of misconduct against us; (3) willful and habitual neglect of the executive’s duties after written notice and opportunity to cure; (4) material violation of any fiduciary duty or duty of loyalty owed to us; (5) breach of any material term of any material contract with us which has a material adverse effect on us; (6) knowing violation of any material company policy which has a material adverse effect on us; or (7) knowing violation of state or federal law in connection with the performance of the executive’s job which has a material adverse effect on us.

For purposes of each of the named executive officer’s amended and restated letter agreements, “good reason” generally means the following events, conditions or actions taken by us with respect to the executive without cause and without the executive’s express written consent: (1) a material reduction in base salary; (2) a material reduction in the executive’s authority, duties or responsibilities; (3) a material reduction in the authority, duties or responsibilities of the supervisor to whom the executive is required to report; or (4) a relocation of the executive’s principal place of employment to a place that increases the executive’s one-way commute by more than 50 miles.

Each of our named executive officers holds stock options and RSUs under our equity incentive plans that were granted subject to our form of stock option and RSU agreements. A description of the termination and change of control provisions in such equity incentive plans and stock options and RSUs granted thereunder is provided below under “– Equity Benefit Plans” and the specific vesting terms of each named executive officer’s stock options and RSUs are described below under “– Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal year-end

The following table presents information concerning equity awards held by our named executive officers as of December 31, 2019, granted under the 2001 Plan, the 2011 Plan and the 2014 Plan.

			Option Awards				Stock Awards
Name		Grant Date/Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John L. Lubniewski		4/26/2011	13,036	—	2.15	4/26/2021	—	—	—	—
		3/08/2012	2,793	—	2.15	3/08/2022	—	—	—	—
		2/01/2013	3,503	—	2.15	2/01/2023	—	—	—	—
		8/06/2013	13,036	—	2.15	8/06/2023	—	—	—	—
		3/20/2014	29,818	—	2.15	3/20/2024	—	—	—	—
		12/29/2014	3,724	—	12.89	12/29/2024	—	—	—	—
		2/16/2016	35,000	—	2.36	2/15/2026	—	—	—	—
		2/13/17	20,000	—	1.92	2/13/2027	—	—	—	—
	(1)	8/16/18	37,500	62,500	3.40	8/16/28	—	—	—	—
	(2)	5/23/19	87,500	212,500	2.22	5/23/29	—	—	—	—
	(3)	8/15/19	18,760	93,740	0.95	8/15/29	—	—	—	—
	(4)	8/16/18	—	—			31,250	106,250	—	—
Shaun D. McMeans		3/08/2012	8,380	—	2.15	3/08/2022	—	—	—	—
		2/01/2013	1,854	—	2.15	2/01/2023	—	—	—	—
		8/06/2013	13,036	—	2.15	8/06/2023	—	—	—	—
		3/20/2014	30,308	—	2.15	3/20/2024	—	—	—	—
		12/29/2014	2,327	—	12.89	12/29/2024	—	—	—	—
		2/16/2016	20,000	—	2.36	2/15/2026	—	—	—	—
		2/13/2017	18,500	—	1.92	2/13/2027	—	—	—	—
	(1)	8/16/18	37,500	62,500	3.40	8/16/28	—	—	—	—
	(3)	8/15/19	7,920	39,580	0.95	8/15/29	—	—	—	—
	(4)	8/16/18	—	—			15,622	53,115	—	—
Timothy B. Johnson		3/01/2010	6,983	—	4.30	3/01/2020	—	—	—	—
		4/13/2010	675	—	4.30	4/13/2020	—	—	—	—
		10/21/2010	581	—	4.30	10/21/2020	—	—	—	—
		1/20/2011	675	—	4.30	1/20/2021	—	—	—	—
		4/26/2011	29,797	—	2.15	4/26/2021	—	—	—	—
		2/01/2013	18,328	—	2.15	2/01/2023	—	—	—	—
		8/06/2013	9,311	—	2.15	8/06/2023	—	—	—	—
		3/20/2014	43,267	—	2.15	3/20/2024	—	—	—	—
		12/29/2014	9,311	—	12.89	12/29/2024	—	—	—	—
		2/16/2016	105,000	—	2.36	2/15/2026	—	—	—	—
		2/13/2017	19,000	—	1.92	2/13/2027	—	—	—	—
	(1)	8/16/18	56,250	93,750	3.40	8/16/28	—	—	—	—
	(5)	9/13/19	—	15,000	0.78	9/13/29	—	—	—	—
	(1)	11/14/19	4,376	30,624	0.68	11/14/29	—	—	—	—
	(4)	8/16/18	—	—			46,872	159,365	—	—

(1)

Stock options vest over four years as follows: 1/16th of the outstanding shares vest at the end of each calendar quarter over a period of approximately four years, subject to the individual’s continued service with us through each vesting date.

(2)

Stock options vest at the end of each month beginning June 30, 2019, with 50% vesting in the first year and 25% vesting in each of years 2 and 3, subject to the individual’s continued service with us through each vesting date.

(3)	Stock options vest in equal monthly installments over a two-year period, subject to the individual’s continued service with us through each vesting date.
(4)

RSUs vest over four years as follows: 1/16th of the award vests at the end of each calendar quarter over a period of approximately four years, subject to the individual’s continued service with us through each vesting date.

(5)	Stock options vest on the earliest to occur of (i) August 14, 2020 and (ii) the 2020 annual stockholder meeting, subject to the individual’s continued service with us through this vesting date.

Equity Benefit Plans

2014 Equity Incentive Plan

Our Board of Directors adopted the 2014 Plan in December 2014 and our stockholders approved the 2014 Plan in April 2015. The 2014 Plan became effective on May 5, 2015 in connection with our initial public offering.

Stock Awards. The 2014 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation (collectively “stock awards”), all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the 2014 Plan provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Share Reserve. Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan was the sum of (1) 925,616 shares, plus (2) the number of shares (not to exceed 608,819 shares) (i) reserved for issuance under our 2011 Plan at the time the 2014 Plan became effective, and (ii) any shares subject to outstanding stock options or other stock awards that were granted under the 2011 Plan or the 2001 Plan that, on or after the effective date of the 2014 Plan, are forfeited, terminate, expire or are otherwise not issued. Additionally, the number of shares of our common stock reserved for issuance under the 2014 Plan automatically increases on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2024, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. The maximum number of shares of our common stock that may be issued upon the exercise of ISOs under the 2014 Plan is 1,800,000 shares.

No person may be granted stock awards covering more than 200,000 shares of our common stock under the 2014 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 200,000 shares of our common stock or a performance cash award having a maximum value in excess of $2,000,000. Such limitations were designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards would not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code. The exemption from the deduction limit under Section 162(m) of the Code for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017.

If a stock award granted under the 2014 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2014 Plan. In addition, the following types of shares of our common stock under the 2014 Plan may become available for the grant of new stock awards under the 2014 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2014 Plan may be previously unissued shares or reacquired shares bought by us on the open market.

In March 2019, 200,000 shares were reserved for issuance under the 2014 Plan pursuant to an amendment approved by our Board of Directors pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules, to be used exclusively for the grant of awards to individuals who were not previously employees or non-employee directors of the Company, as inducement material to the individuals’ entering into employment (“Inducement Awards”).

As of December 31, 2019, option awards covering an aggregate of 2,904,898 shares of our common stock, including 80,000 inducement awards, and an additional 223,745 RSU awards have been granted under the 2014 Plan and were outstanding.

Administration. Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2014 Plan. Our Board of Directors may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2014 Plan, our Board of Directors or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability, vesting schedule and change of control provision applicable to a stock award, if any. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under the 2014 Plan. Subject to the terms of the 2014 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2014 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Stock options granted under the 2014 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2014 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested stock options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, stock options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Stock options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards. Restricted stock awards may be granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. RSUs may be granted in consideration for any form of legal consideration. An RSU award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. RSUs typically vest and underlying shares of common stock are delivered as outlined in the applicable RSU agreements following the grantee’s satisfaction of minimum statutory employee tax withholding requirements, where applicable. Employee RSU agreements generally provide that vesting is accelerated only in certain circumstances, that delivery of the underlying shares of common stock is conditioned on the grantee’s satisfying certain vesting conditions outlined in the award, and that the grantee’s employment continue with the Company through the vesting date. Additionally, dividend equivalents may be credited in respect of shares covered by an RSU award. Except as otherwise provided in the applicable award agreement, RSUs that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2014 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2014 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provide otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2014 Plan permits the grant of performance-based stock and cash awards that, prior to the repeal of the exemption from the deduction limit under Section 162(m) of the Code for “performance-based compensation,” could qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered executive officer imposed by Section 162(m) of the Code.

The performance goals that may be selected include one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (9) total stockholder return; (10) return on equity or average stockholder’s equity; (11) return on assets, investment, or capital employed; (12) stock price; (13) margin; (14) income (before or after taxes); (15) operating income; (16) operating income after taxes; (17) pre-tax profit; (18) operating cash flow; (19) sales or revenue targets; (20) increases in revenue or product revenue; (21) expenses and cost reduction goals; (22) improvement in or attainment of working capital levels; (23) economic value added (or an equivalent metric); (24) market share; (25) cash flow; (26) cash flow per share; (27) cash balance; (28) cash burn; (29) cash collections; (30) share price performance; (31) debt reduction; (32) implementation or completion of projects or processes (including, without limitation, clinical study initiation, clinical study enrollment and dates, clinical study results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (33) stockholders’ equity; (34) capital expenditures; (35) debt levels; (36) operating profit or net operating profit; (37) workforce diversity; (38) growth of net income or operating income; (39) billings; (40) bookings; (41) employee retention; (42) initiation of studies by specific dates; (43) budget management; (44) submission to, or approval by, a regulatory body (including, but not limited to the FDA) of an applicable filing or a product; (45) regulatory milestones; (46) progress of internal research or development programs; (47) acquisition of new customers; (48) customer retention and/or repeat order rate; (49) improvements in sample and test processing times; (50) progress of partnered programs; (51) partner satisfaction; (52) timely completion of clinical studies; (53) submission of 510(k)s or premarket approvals and other regulatory achievements; (54) milestones related to samples received and/or tests or panels run; (55) expansion of sales in additional geographies or markets; (56) research progress, including the development of programs; (57) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); and (58) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board of Directors.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals and to define the manner of calculating the performance criteria we select to use for such performance period. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2014 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of ISOs, (4) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the 2014 Plan pursuant to Section 162(m) of the Code) and (5) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•	accelerate the vesting of the stock award and provide for its termination at or prior to the effective time of the corporate transaction;
•	arrange for the lapse of any reacquisition or repurchase right held by us;
•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or
•

make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2014 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change of Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. For example, certain of our employees may receive an award agreement that provides for vesting acceleration upon the individual’s termination without cause or resignation for good reason (including a material reduction in the individual’s base salary, duties, responsibilities or authority, or a material relocation of the individual’s principal place of employment with us) in connection with a change of control. Under the 2014 Plan, a change of control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (3) a consummated sale, lease or exclusive license or other disposition of all or substantially of our assets; or (4) our stockholders approve a plan of our complete dissolution or liquidation or our complete dissolution or liquidation otherwise occurs.

All stock options granted under the 2014 Plan to our named executive officers provide that vesting and exercisability of such stock options will be accelerated in full following a change in control if, immediately prior to or within 12 months after the effective time of such change in control, the optionholder’s continuous service terminates due to an involuntary termination without cause or due to a voluntary termination with good reason. Several terms are specifically defined in the 2014 Plan for purposes of this “double-trigger” provision; in particular, (i) “good reason” is generally defined as (1) a material reduction in the optionholder’s annual base salary, except pursuant to a salary reduction program affecting substantially all of our employees that does not disproportionately affect the optionholder; (2) a material reduction in the optionholder’s authority, duties or responsibilities; (3) any failure by us to continue any material benefit plan or program in which the optionholder was participating immediately prior to the change in control, or any action by us that would adversely affect the optionholder’s participation in or reduce his/her benefits under such benefit plan or program, or deprive him/her of any fringe benefit enjoyed immediately prior to the change in control, unless, taken as a whole, we provide for optionholder participation in comparable benefit plans or programs; (4) a relocation of the optionholder’s principal place of employment more than 50 miles; or (5) a material breach by us of any provision of the 2014 Plan or an option agreement under the 2014 Plan or any other material agreement between the optionholder and us concerning the terms and conditions of employment or service with us; and (ii) “cause” is generally defined as the occurrence of any of the following events: (A) the optionholder’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (B) the optionholder’s attempted commission of, or participation in, a fraud or act of dishonesty against us; (C) the optionholder’s intentional, material violation of any contract or agreement between the optionholder and us or of any statutory duty owed to us; (D) the optionholder’s unauthorized use or disclosure of our confidential information or trade secrets; or (E) the optionholder’s gross misconduct.

Amendment and Termination. Our Board of Directors has the authority to amend, suspend, or terminate the 2014 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopted the 2014 Plan. If our stockholders approve the 2020 Plan at the annual meeting, the 2020 Plan will become effective as of the annual meeting and no further awards will be granted under the 2014 Plan.

2011 Equity Incentive Plan

General. Our Board of Directors and our stockholders approved the 2011 Plan in March 2011. The 2011 Plan was subsequently amended by our Board of Directors and our stockholders, most recently in February 2014. The 2011 Plan is the successor to and continuation of the 2001 Plan. As of December 31, 2019, option awards under the 2011 Plan covering an aggregate of 313,596 shares of our common stock were outstanding. No additional awards will be granted under the 2011 Plan and all outstanding awards granted under the 2011 Plan that are repurchased, forfeited, expire or are cancelled will become available for grant under the 2014 Plan in accordance with its terms. Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2011 Plan. Our Board of Directors may also delegate certain authority to one or more of our officers. The plan administrator has the authority to modify outstanding awards under our 2011 Plan, including the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2011 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Stock options granted under the 2011 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2011 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested stock options for a period of three months following the cessation of service. The stock option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested stock options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Corporate Transactions. Unless otherwise provided in a stock award agreement or other written agreement between us and a participant, in the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•	arrange for the lapse of any reacquisition or repurchase right held by us;
•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or
•

make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2011 Plan, a corporate transaction is generally defined as the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change of Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the 2011 Plan, a change of control is generally defined as (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction, (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity, (3) approval by the stockholders or our Board of Directors of a plan of complete dissolution or liquidation of us or our complete dissolution or liquidation occurs or (4) a consummated sale, lease or exclusive license or other disposition of all or substantially of our assets.

Certain stock options granted under the 2011 Plan, including the stock options held by our named executive officers, provide that if immediately prior to a change of control the participant’s service with the Company has not terminated, the option will accelerate vesting with respect to 25% of the then-unvested portion of the option; if the option continues, the remaining 75% of the unvested option will continue to vest on the option’s original schedule prior to the change of control and will accelerate vesting in full in the event that the participant’s continuous service is terminated without cause or by the participant for good reason within the 12 months following the change of control. “Good reason” for purposes of this “double-trigger” provision is generally defined as (1) an assignment of duties or responsibilities to the participant that results in a material diminution of the participant’s function; (2) a material reduction in the participant’s annual base salary; (3) failure to continue the participant’s benefit plans or programs, any action that would adversely affect the participant’s participation in any benefit plan, reduce the participant’s benefits under any benefit plan or deprive the participant of any fringe benefit; or (4) a relocation of the participant’s business office more than 50 miles.

2001 Stock Option Plan

Our Board of Directors and our stockholders approved the 2001 Plan, which became effective in February 2001. The 2001 Plan terminated and no further awards were granted under the 2001 Plan upon the effective date of the 2011 Plan. As of December 31, 2019, there were outstanding stock options under our 2001 Plan covering a total of 12,094 shares of our common stock.

2014 Employee Stock Purchase Plan

General. Our Board of Directors adopted the ESPP in December 2014 and our stockholders approved the ESPP in April 2015. The ESPP became effective on May 5, 2015 in connection with our initial public offering. The purpose of the ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As of the date hereof, no shares of our common stock have been purchased under the ESPP. Our Board of Directors has delegated its authority to administer the ESPP to our compensation committee.

The ESPP initially authorized the issuance of 110,820 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance automatically increases on January 1 of each calendar year, from January 1, 2016 through January 1, 2024 by the least of (1) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (2) 195,000 shares, or (3) a number determined by our Board of Directors that is less than (1) and (2).

Offerings and Purchases. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. Generally, all regular employees, including executive officers, subject to certain restrictions, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the board of directors will make appropriate adjustments to (1) the number of shares reserved under the ESPP, (2) the maximum number of shares by which the share reserve may increase automatically each year and (3) the number of shares and purchase price of all outstanding purchase rights.

Corporate Transactions. In the event of certain significant corporate transactions, including the consummation of: (1) a sale of all our assets, (2) the sale or disposition of 90% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.

Plan Amendments, Termination. Our Board of Directors has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. In 2019, we made no matching contributions into the 401(k) plan. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

Director Compensation

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2019 to each of our non-employee directors:

Director Compensation for Fiscal 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Ann F. Hanham	72,838	2,600	10,400	85,838
Michelle R. Griffin	53,526	2,600	10,400	66,526
Harry A. George	42,500	2,600	10,400	55,500
Donnie M. Hardison	45,850	2,600	10,400	58,850
James T. LaFrance	48,405	2,600	10,400	61,405
Lee R. McCracken	44,313	2,600	10,400	57,313

(1)

As of December 31, 2019, the aggregate number of unvested stock awards (other than options) held by our non-employee directors were: 2,500 for each of Dr. Hanham, Ms. Griffin, Mr. George, Mr. Hardison, Mr. LaFrance, and Mr. McCracken. The dollar amounts in this column represent the aggregate grant date fair value of RSU awards granted in 2019. For further discussion of valuation assumptions, see Note 14 “Stockholders’ Equity” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020.

(2)

As of December 31, 2019, the aggregate number of outstanding options to purchase our common stock held by our non-employee directors were: Dr. Hanham: 36,000, Ms. Griffin: 30,000, Mr. George: 38,000; Mr. Hardison: 42,000; Mr. LaFrance: 42,000; and Mr. McCracken: 42,000. The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2019. These amounts have been computed in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. For further discussion of valuation assumptions, see Note 14 “Stockholders’ Equity” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors, and will pay for the travel, lodging and other reasonable expenses incurred by our employee directors to attend meetings of our Board of Directors and, as applicable, committees of our Board of Directors.

We maintain a non-employee director compensation policy under which our non-employee directors are compensated for service on our Board of Directors. Our Compensation Committee periodically reviews our non-employee director compensation policy and has the authority to make changes to the policy from time to time as it determines appropriate. The non-employee director compensation policy in place from the beginning of 2019 until August 2019 was as follows:

•	an annual cash retainer of $35,000;
•	an additional annual cash retainer of $30,000 for service as lead independent director of our Board of Directors;
•	an additional annual cash retainer of $15,000, $10,000 and $7,500 for service as the chair of our Audit Committee, Compensation Committee and Nominating and Governance Committee, respectively;
•	an additional annual cash retainer of $7,500, $5,000 and $3,750 for service as member of our Audit Committee, Compensation Committee and Nominating and Governance Committee, respectively;
•

an automatic annual option grant to purchase 10,000 shares of our common stock and an automatic RSU award for 2,500 shares of our common stock for each non-employee director who is serving on the board of directors on the date of each annual stockholder meeting and who has served as a member of our Board of Directors for a minimum of six months, in each case vesting on the earliest to occur of (i) the date that is 12 months following the grant date and (ii) the following year’s annual stockholder meeting; and

•

upon first joining our Board of Directors an automatic initial option grant to purchase 20,000 shares of our common stock on the date of grant. One-third of the shares will vest twelve months after the date of grant and the remaining shares will vest monthly in equal installments over a two-year period thereafter such that the stock option is fully vested on the third anniversary of the date of grant. A director who, in the one year prior to his or her initial election to serve on the board of directors as a non-employee director, served as an employee of the company will not be eligible for an initial grant.

In August 2019, the non-employee director compensation policy was amended and restated, as a result of an analysis conducted by third-party independent consultants, such that the non-employee director compensation policy in place from August 2019 through the end of 2019 was as follows:

•	an annual cash retainer of $35,000;
•	an additional annual cash retainer of $30,000 for service as lead independent director of our Board of Directors;
•	an additional annual cash retainer of $15,000, $12,000 and $8,000 for service as the chair of our Audit Committee, Compensation Committee and Nominating and Governance Committee, respectively;
•	an additional annual cash retainer of $7,500, $6,000 and $4,000 for service as member of our Audit Committee, Compensation Committee and Nominating and Governance Committee, respectively;
•

an automatic annual equity award grant consisting of (i) an option grant to purchase 10,000 shares of our common stock and (ii) an RSU award for 2,500 shares of our common stock for each non-employee director who is serving on the board of directors on the date of each annual stockholder meeting and who has served as a member of our Board of Directors for a minimum of six months, in each case vesting on the earliest to occur of (i) the date that is 12 months following the grant date and (ii) the following year’s annual stockholder meeting; and

•

upon first joining our Board of Directors an automatic initial equity award grant consisting of an option grant to purchase 25,000 shares of our common stock on the date of grant. One-third of the shares will vest twelve months after the date of grant and the remaining shares will vest monthly in equal installments over a two-year period thereafter such that the stock option is fully vested on the third anniversary of the date of grant. A director who, in the one year prior to his or her initial election to serve on the board of directors as a non-employee director, served as an employee of the company will not be eligible for an initial grant.

In June 2020, our Board of Director amended our non-employee director compensation policy, as a result of an analysis conducted by our third-party independent consultant, to (i) increase the annual cash retainer for service as the chair, and as a member of. our Nominating and Governance Committee to $10,000 and $5,000, respectively and (ii) revise the automatic annual equity award grant to consist solely of an option grant to purchase 60,000 shares of our common stock and (ii) revise the automatic initial option grant to consist solely of an option grant to purchase 120,000 shares of our common stock.

Each of the option and RSU grants described above will vest and become exercisable subject to the director’s continuous service with us through each applicable vesting date, provided that each option and RSU will vest in full upon a change of control, as defined under the 2014 Plan. The stock options and RSUs will be granted under the 2014 Plan, the terms of which are described in more detail above under “– Equity Benefit Plans – 2014 Equity Incentive Plan,” provided that if our stockholders approve the 2020 Plan, option and RSU grants made on or after the annual meeting will be granted under the 2020 Plan, the terms of which are described in more detail in Proposal 2 above.

Transactions With Related Persons

Related-Person Transactions policy and Procedures

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A “related person” is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following sections summarize transactions since January 1, 2018 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”

Transactions with QIAGEN Manchester Limited and Affiliates

In November 2016, we entered into a Master Assay Development, Commercialization and Manufacturing Agreement (“Governing Agreement”) with QIAGEN Manchester Limited (“QML”), and we concurrently entered into a stock purchase agreement with QIAGEN North American Holdings, Inc. (“QNAH”). Both QML and QNAH are wholly owned subsidiaries of QIAGEN N.V. Pursuant to the shares of our common stock acquired by QNAH under the stock purchase agreement, QNAH became a greater than 5% holder of our common stock.

In June 2017, we entered into a first statement of work (“SOW One”) with QML under the Governing Agreement. SOW One addressed the initial activities to be performed by us and QML in support of the development and potential commercialization of a NGS-based companion diagnostic assay (the “Project”) that is the subject of a sponsor project agreement between QML and a biopharmaceutical company (“Pharma One”). We amended SOW One on December 18, 2017 and March 30, 2018 in connection with the completion of initial-phase development activities under SOW One. The second amendment to SOW One related to next-phase development activities, including assay design verification and preparation for regulatory submission for the Project (“Next-Phase Activities”). Under SOW One, as amended, QML agreed to pay us low, single-digit millions of dollars for the Pharma One development work performed under the SOW, and we and QML agreed to share any net profits resulting from performance of the development work as determined pursuant to the Governing Agreement. QML also agreed to pay us milestone payments up to an amount in the low, single-digit millions of dollars in the aggregate upon the achievement of certain development milestones during the Next-Phase Activities. On May 16, 2018, we received written notice from QML that it had terminated SOW One following the termination of the Project by Pharma One. For additional details regarding the terms of SOW One, please refer to Note 9 to our consolidated financial statements contained in our Annual Report on Form 10-K filed with the SEC on March 25, 2020.

In connection with SOW One, the Governing Agreement was amended to provide that neither party may terminate SOW One or the Governing Agreement to the extent it relates to SOW One in the event of a change of control.

In October 2017, we entered into a second statement of work (“SOW Two”) under the Governing Agreement with QML. SOW Two was made effective as of June 2, 2017 (“Onset Date”), and was amended on August 7, 2018, August 13, 2018, September 27, 2018 and February 5, 2019. SOW Two, as amended, addresses development activities conducted by us and QML since the Onset Date and those expected to be further conducted by parties in connection with a sponsor project agreement, dated June 2, 2017, between QML and Bristol-Myers Squibb. The initial-phase investigational use only (“IUO”) development activities under SOW Two have been completed and the first two amendments of SOW Two relate to the next phases, which include the use of the IUO assay developed in the initial-phase in a retrospective clinical trial and in additional disease indications. The third amendment to SOW Two provides that profit sharing relating to the original development activities and the development activities contemplated by the first SOW Two amendment will, in each case, commence upon the later of (i) the third amendment effective date, which is September 27, 2018, and (ii) the completion of the respective development activities, rather than at the end of each calendar quarter, provided that such modification to the profit-sharing commencement date only applies to development activities that had not yet been subject to profit-sharing as of the third amendment effective date. Under SOW Two, as amended, QML has agreed to pay us mid-single digit millions of dollars for the development work performed and expected to be performed by us and QML under SOW Two. In addition, we will share in any net profits (as determined under the Governing Agreement) generated during the work on an approximately quarterly basis throughout the term of SOW Two, except as otherwise specified in the third amendment to SOW Two. For additional details regarding the terms of SOW Two, please refer to Note 9 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020.

In January 2018, we entered into a third statement of work (“SOW Three”) under the Governing Agreement with QML. SOW Three addresses the development activities for a NGS‑based clinical‑trial assay (“SOW Three Project”) in connection with a sponsor project agreement between QML and a pharmaceutical company (“Pharma Three”). We amended SOW Three on September 21, 2018 in connection with the completion of initial assay development activities under SOW Three. The first amendment to SOW Three provides for the development of an IUO assay, subsequent retrospective testing of clinical trial samples, design verification and, subject to satisfactory achievement of relevant performance and regulatory milestones, regulatory submissions in the United States and European Union necessary for the commercialization of a companion diagnostic for a corresponding Pharma Three drug. Under SOW Three, as amended, QML has agreed to pay us low, single-digit millions of dollars for the development work performed and expected to be performed by us and QML under SOW Three. In addition, we will share in any net profits (as determined under the Governing Agreement) generated during the work on an approximately quarterly basis throughout the term of SOW Three. For additional details regarding the terms of SOW Three, please refer to Note 9 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020.

In October 2017, we issued a subordinated convertible promissory note (the “QNAH Convertible Note”) to QIAGEN North American Holdings, Inc. (“QNAH”) in the principal amount of $3.0 million against receipt of cash proceeds equal to such principal amount. The QNAH Convertible Note bears simple interest at the rate of 3.0% per annum and matures on October 26, 2020. Our indebtedness under the QNAH Convertible Note is expressly subordinated in right of payment to the prior repayment in full of our indebtedness under our Growth Term Loan. QNAH may elect to convert all or any portion of the outstanding principal balance of the QNAH Convertible Note and all unpaid accrued interest thereon at any time prior to the maturity date into shares of our common stock at a conversion price of $3.984 per share.

Since October 26, 2017, the outstanding principal amount of the QNAH Convertible Note has remained at $3.0 million. No accrued interest has been paid and all accrued interest will become due on the maturity date of October 26, 2020.

We terminated the Governing Agreement in November 2019.

Employment Arrangements

We currently have written employment agreements with our executive officers. For information about our employment agreements with our named executive officers, refer to “Executive Compensation – Agreements with our Named Executive Officers.”

Equity Awards Granted to Executive Officers and Directors

We have granted equity awards to our executive officers and directors, as more fully described in “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End.”

Indemnification Agreements

We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. The Company undertakes to promptly deliver on request, a separate copy of the annual report, proxy statement or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the document was delivered. Direct your written request to HTG Molecular Diagnostics, Inc., Corporate Secretary, 3430 E. Global Loop, Tucson, Arizona 85706 or call the Company’s telephone number at (877) 289-2615. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Shaun D. McMeans

Secretary

July  , 2020

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to: Corporate Secretary, HTG Molecular Diagnostics, Inc., 3430 E. Global Loop, Tucson, Arizona 85706.

Appendix A

HTG Molecular Diagnostics, Inc. 2020 Equity Incentive Plan

HTG Molecular Diagnostics, Inc.

2020 Equity Incentive Plan

Adopted by the Board of Directors:  June 24, 2020

Approved by the Stockholders: [August 19], 2020

1.General.

(a)Successor to and Continuation of 2014 Plan.  The Plan is the successor to and continuation of the 2014 Plan.  As of the Effective Date, (i) no additional awards may be granted under the 2014 Plan; (ii) the 2014 Plan’s Available Reserve plus any Prior Plan Returning Shares will become available for issuance pursuant to Awards granted in accordance with Section 2; and (iii) all outstanding awards granted under the Prior Plans will remain subject to the terms of the applicable Prior Plan (except to the extent such outstanding awards result in Prior Plan Returning Shares that become available for issuance pursuant to Awards).  All Awards will be subject to the terms of this Plan.

(b)Plan Purpose.  The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(c)Available Awards.  The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards, and (vii) Other Awards.

(d)Adoption Date.  The Plan will come into existence on the Adoption Date. No Award may be granted prior to the Adoption Date. Any Award granted prior to the Effective Date is contingent upon timely receipt of stockholder approval to the extent required under applicable tax, securities and regulatory rules, and satisfaction of any other compliance requirements.

2.Shares Subject to the Plan.

(a)Share Reserve.  Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 11,213,233 shares, which number is the sum of: (i) the 2014 Plan’s Available Reserve; (ii) 6,200,000 new shares; and (iii) the number of Prior Plan Returning Shares, if any, as such shares become available from time to time.

(b)Aggregate Incentive Stock Option Limit.  Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 22,426,466 shares.

(c)Share Reserve Operation.

(i)Share Counting. Subject to subsection 3(c)(iv), the number of shares of Common Stock available for issuance under the Plan shall be reduced by: (1) one share of Common Stock for each share of Common Stock issued pursuant to an Appreciation Award and (2) 1.5 shares of Common Stock for each share of Common Stock issued pursuant to a Full Value Award.  The number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one share of Common Stock for each Returning Share subject to an Appreciation Award and (B) 1.5 shares of Common Stock for each Returning Share subject to a Full Value Award.

(ii)Limit Applies to Shares of Common Stock Issued Pursuant to Awards.  For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards.  Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(iii)Actions that Do Not Constitute Issuance of Shares of Common Stock and Do Not Reduce Share Reserve.  The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares of Common Stock subject to the Share Reserve and available for issuance under the Plan:  (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, or (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than shares of Common Stock).

(iv)Reversion of Previously Issued Shares of Common Stock to Share Reserve.

(1)Shares Available for Subsequent Issuance. If any Award is forfeited back to the Company or shares of Common Stock are redeemed or repurchased by the Company or any Affiliate (in accordance with applicable law) because of the failure to meet a contingency or condition required to vest such shares of Common Stock, then the shares of Common Stock that are forfeited, redeemed or repurchased shall revert to and again become available for issuance under the Plan. The number of shares of Common Stock that shall revert to and again available for issuance under the Plan pursuant to the foregoing provision shall be: (A) one share of Common Stock for each forfeited, redeemed or repurchased share subject to an Appreciation Award granted under the Plan and (B) 1.5 shares of Common Stock for each forfeited, redeemed or repurchased share subject to a Full Value Award granted under the Plan.

(2)Shares Not Available for Subsequent Issuance.  The following shares of Common Stock will not become available again for issuance under the Plan:  (A) any shares of Common Stock that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an Award or a Prior Plan Award (including any shares subject to such Award or Prior Plan Award that are not delivered because such award is exercised through a reduction of shares subject to such Award or Prior Plan Award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation of an Award or Prior Plan Award; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of any Award or Prior Plan Award; and (D) in the event that a Stock Appreciation Right or a stock appreciation right that is a Prior Plan Award is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.

3.Eligibility and Limitations.

(a)Eligible Award Recipients.  Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b)Specific Award Limitations.

(i)Limitations on Incentive Stock Option Recipients.  Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii)Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii)Limitations on Incentive Stock Options Granted to Ten Percent Stockholders.  A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv)Limitations on Nonstatutory Stock Options and SARs.  Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c)Aggregate Incentive Stock Option Limit.  The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b)

(d)Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, by the Company to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Annual Meeting for a particular year and ending on the day immediately prior to the date of the Annual Meeting for the next subsequent year (the “Annual Period”), including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $400,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such Annual Period, $600,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.  The limitations in this Section 3(d) apply beginning with the Annual Period commencing on the Annual Meeting in 2020.

4.Options and Stock Appreciation Rights.

Each Option and SAR will have such terms and conditions as determined by the Board.  Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for.  Each SAR will be denominated in shares of Common Stock equivalents.  The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform

(through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)Term.  Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)Exercise or Strike Price.  Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award.  Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c)Exercise Procedure and Payment of Exercise Price for Options.  In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.  The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i)by cash or check, bank draft or money order payable to the Company;

(ii)pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v)in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d)Exercise Procedure and Payment of Appreciation Distribution for SARs.  In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement or as otherwise provided by the Company.  The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR.  Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e)Transferability.  Options and SARs may not be transferred to third party financial institutions for value.  The Board may impose such additional limitations on the transferability of an Option or SAR as it determines.  In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i)Restrictions on Transfer.  An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii)Domestic Relations Orders.  Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f)Vesting.  The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board.  Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g)Termination of Continuous Service for Cause.  Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h)Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause.  Except as otherwise provided in the Award Agreement or other written agreement between Participant and the Company or an Affiliate, subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate;

provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i)three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii)12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii)18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv)18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i)Restrictions on Exercise; Extension of Exercisability.  A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law.  Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j)Non-Exempt Employees.  No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award.  Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines).  This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k)Whole Shares.  Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5.Awards Other Than Options and Stock Appreciation Rights.

(a)Restricted Stock Awards and RSU Awards.  Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i)Form of Award.

(1)RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.  Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2)RSUs:  A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award.  As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company's unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person.  A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii)Consideration.

(1)RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.

(2)RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award.  If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii)Vesting.  The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board.  Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv)Termination of Continuous Service.  Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v)Settlement of RSU Awards.  A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement.  At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b)Performance Awards.  With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.  In addition, to the extent permitted by Applicable Law and set forth in the Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards.  Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(c)Other Awards.  Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5; provided that any such Award shall be treated as a Full Value Award. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards, and all other terms and conditions of such Other Awards.

6.Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment.  The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b)Dissolution or Liquidation.  Except as otherwise provided in the Award Agreement or other written agreement between the Participant and the Company or an Affiliate, or unless otherwise provided by the Board, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service.

(c)Transaction.  The following provisions will apply to Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i)Awards May Be Assumed.  In the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Transaction.  A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants.  The terms of any assumption, continuation or substitution will be set by the Board.

(ii)Awards Held by Current Participants.  In the event of a Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Transaction (contingent upon the effectiveness of the Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Transaction).  With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Transaction pursuant to this subsection (ii), unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Transaction.  With respect to the vesting of Awards that will accelerate upon the occurrence of a Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Transaction.

(iii)Awards Held by Persons other than Current Participants.  In the event of a Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Transaction.

(iv)Payment for Awards in Lieu of Exercise.  Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1)

the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d)Appointment of Stockholder Representative.  As a condition to the receipt of an Award, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)No Restriction on Right to Undertake Transactions.  The grant of any Award and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.Administration.

(a)Administration by Board.  The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b)Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award.

(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)To settle all controversies regarding the Plan and Awards granted under it.

(iv)To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v)To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Transaction, for reasons of administrative convenience.

(vi)To suspend or terminate the Plan at any time.  Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii)To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law.  Except as provided above, a Participant’s rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii)To submit any amendment to the Plan for stockholder approval.

(ix)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(c)Delegation to Committee.

(i)General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated.  The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)Rule 16b-3 Compliance.  To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e)Cancellation and Re-Grant of Awards.  Neither the Board nor any Committee will have the authority to: (i) reduce the exercise price or strike price of any outstanding Options or SARs, or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value in exchange for cash or other Awards, unless the stockholders of the Company have approved such an action within twelve months prior to such an event.

(f) Delegation to an Officer.  The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself.  Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority.  Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8.Tax Withholding

(a)Withholding Authorization.  As a condition to acceptance of any Award, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the grant, exercise, vesting or settlement of such Award, as applicable.  Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b)Satisfaction of Withholding Obligation.  To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(c)No Obligation to Notify or Minimize Taxes; No Liability to Claims.  Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award.  Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award.  As a condition to accepting an Award, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award.  Additionally, as a condition to accepting an Option or SAR, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

(d)Withholding Indemnification. As a condition to accepting an Award, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9.Miscellaneous.

(a)Dividends and Dividend Equivalents.  Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award other than an Option or Stock Appreciation Right, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

(b)Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(c)Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(d)Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms

(e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(e)Stockholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(f)No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.  Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(g)Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee  or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(h)Execution of Additional Documents.  As a condition to accepting an Award, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(i)Electronic Delivery and Participation.  Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).  By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator.  The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(j)Clawback/Recovery.  All Awards will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(k)Securities Law Compliance.  A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(l)Transfer or Assignment of Awards; Issued Shares.  Except as expressly provided in the Plan or the form of Award Agreement, Awards may not be transferred or assigned by the Participant.  After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(m)Effect on Other Employee Benefit Plans. The value of any Award, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company's or any Affiliate's employee benefit plans.

(n)Deferrals.  To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants.  Deferrals by will be made in accordance with the requirements of Section 409A.

(o)Section 409A.  Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(p)Choice of Law.  This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Arizona, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Arizona.

10.Covenants of the Company.

(a)Compliance with Law.  The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award.  If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11.Additional Rules for Awards Subject to Section 409A.

(a)Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the an Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b)Non-Exempt Awards Subject to Non-Exempt Severance Arrangements.  To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i)If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii)If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service.  However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii)If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award.  Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c)Treatment of Non-Exempt Awards Upon a Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i)Vested Non-Exempt Awards.  The following provisions shall apply to any Vested Non-Exempt Award in connection with a Transaction:

(1)If the Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award.  Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award.  Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

(2)If the Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award.  The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Transaction had not occurred.  In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Transaction.

(ii)Unvested Non-Exempt Awards.  The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1)In the event of a Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award.  Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Transaction.  The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Transaction had not occurred.  In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Transaction.

(2)If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Transaction, then such Award shall automatically terminate and be forfeited upon the Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award.  Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below.  In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Transaction.

(3)The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Transaction, and regardless of whether or not such Transaction is also a Section 409A Change in Control.

(d)Treatment of Non-Exempt Awards Upon a Transaction for Non-Employee Directors.  The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Transaction.

(i)If the Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award.  Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award.  Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

(ii)If the Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award.  Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Transaction.  The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Transaction had not occurred.  In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Transaction.

(e)If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i)Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii)The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii)To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service.  However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv)The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12.Severability.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13.Termination of the Plan.

The Board may suspend or terminate the Plan at any time.  No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the Effective Date.  No Awards may be granted while the Plan is suspended or after it is terminated.

14.

Definitions.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a)“2014 Plan” means the HTG Molecular Diagnostics, Inc. 2014 Equity Incentive Plan.

(b)“2014 Plan’s Available Reserve” means the number of shares available for the grant of new awards under Section 3(a) of the 2014 Plan as of immediately prior to the Effective Date.

(c)“Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Transaction.

(d)“Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(e)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act.  The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(f)“Annual Meeting” means the first meeting of the Company’s stockholders held each calendar year at which Directors are selected.

(g)“Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(h)“Appreciation Award” means (i) a Prior Plan Award that is a stock option or stock appreciation right or (ii) an Option or SAR, in each case with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or SAR, as applicable, on the date of grant.

(i)“Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).

(j)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.  The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(k)“Board” means the Board of Directors of the Company (or its designee).  Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(l)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(m) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events:  (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(n)“Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:

(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition shall apply and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.

(o)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(p) “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(q) “Common Stock” means the common stock of the Company.

(r)“Company” means HTG Molecular Diagnostics, Inc., a Delaware corporation.

(s)“Compensation Committee” means the Compensation Committee of the Board.

(t)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(u)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of

Continuous Service.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.  In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(v)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii)a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(w)“determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(x)“Director” means a member of the Board.

(y)“Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(z) “Effective Date” means the date of the Annual Meeting in 2020, provided this Plan is approved by the Company’s stockholders at such meeting.

(aa)“Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(bb)“Employer” means the Company or the Affiliate of the Company that employs the Participant.

(cc)“Entity” means a corporation, partnership, limited liability company or other entity.

(dd)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(ee)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(ff)“Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(gg)“Full Value Award” means an Award or a Prior Plan Award, in each case that is not an Appreciation Award.

(hh)“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(ii) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(jj)“Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(kk) “Materially Impair” means that a Participant’s rights under an Award will be materially adversely affected by a suspension or termination of the Plan, an amendment of the Plan, or an amendment to the terms of the Award, as applicable.  For purposes of the Plan, a Participant’s rights under an Award will not be deemed to have been Materially Impaired by any of the foregoing actions if the Board, in its sole discretion, determines that such action, taken as a whole, does not materially impair the Participant’s rights under the Award.  For example, an amendment to the terms of an Award in order to do any of the following, or that results in any of the following, will not be deemed to Materially Impair the Participant’s rights under the Award: (i) an imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) a change in the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(ll)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(mm)“Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, or (ii) the terms of any Non-Exempt Severance Agreement.

(nn)“Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(oo)“Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company or an Affiliate that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(pp)“Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(qq)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(rr)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ss)“Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant.  The Option Agreement includes the Grant Notice for the

Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice.  Each Option Agreement will be subject to the terms and conditions of the Plan.

(tt)“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(uu)“Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).

(vv)“Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant.  Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(ww)“Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(xx)“Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(yy)“Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board.   “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any measure of performance selected by the Board.

(zz) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body.  In addition, the Board retains the discretion to reduce, increase or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Award.

(aaa)“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(bbb)“Plan” means this HTG Molecular Diagnostics, Inc. 2020 Equity Incentive Plan.

(ccc)“Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

(ddd)“Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(eee)“Prior Plan” means any of the 2014 Plan, the HTG Molecular Diagnostics, Inc. 2011 Equity Incentive Plan and the HTG Molecular Diagnostics, Inc. 2001 Stock Option Plan.

(fff)“Prior Plan Award” means an award granted under Section 3(a) of the 2014 Plan or granted under any other Prior Plan that in any case is outstanding as of the Effective Date.

(ggg)“Prior Plan Returning Shares” means shares subject to a Prior Plan Award, that following the Effective Date, (A)  are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B)  are not issued because such stock award or any portion thereof is settled in cash; or (C)  are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(hhh)“Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

(iii)“Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(jjj)“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice.  Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(kkk)“RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(lll)“RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award grant.  The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice.  Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(mmm)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(nnn)“Rule 405” means Rule 405 promulgated under the Securities Act.

(ooo)“Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(ppp)“Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(qqq)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(rrr)“Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(sss)“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(ttt)“SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant.  The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice.  Each SAR Agreement will be subject to the terms and conditions of the Plan.

(uuu)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(vvv)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(www)“Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain "window" periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(xxx)“Transaction” means a Corporate Transaction or Change in Control.

(yyy)“Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Transaction.

(zzz)“Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Transaction.

Appendix B

Form of Amendment to Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HTG Molecular Diagnostics, INC.

HTG Molecular Diagnostics, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

First: The name of this corporation is HTG Molecular Diagnostics, Inc., the original name of this corporation was HTG, Inc. and the date on which the Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was December 14, 2000.

Second: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as follows:

Effective as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***]1 (the “Effective Time”), each [seven (7) / eight (8) / nine (9) / ten (10) / eleven (11) / twelve (12) / thirteen (13) / fourteen (14) / fifteen (15)]2 shares of the Company’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market for each of the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a

[1]	Insert next business day after filing with the Secretary of State of the State of Delaware.
[2]

These amendments approve the combination of any whole number of shares of the Company’s Common Stock between and including seven (7) and fifteen (15) into one (1) share of the Company’s Common Stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Company’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Company’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

Section A of Article IV of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

“A. The corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is [67,142,857 / 60,000,000 / 54,444,444 / 50,000,000 / 46,363,636 / 43,333,333 / 40,769,231 / 38,571,429 / 36,666,667]3 shares.  [57,142,857 / 50,000,000 / 44,444,444 / 40,000,000 / 36,363,636 / 33,333,333 / 30,769,231 / 28,571,429 / 26,666,667]3 shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001).  10,000,000 shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).”

Third: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.

Fourth: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

Fifth: This amendment to the Certificate of Incorporation shall be effective on and as of as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***]4.

[Signature Page Follows]

[3]

Assuming the reverse stock split proposal and the authorized shares reduction proposal are approved by the required stockholder vote and the Company’s Board of Directors elects to effect a reverse stock split, the number of shares of the Company’s total authorized Common Stock would be correspondingly, and 50% proportionally to the reverse stock split ratio determined by the Company’s Board of Directors, reduced (thereby effecting a reduction in the Company’s total authorized capital stock).

[4]	Insert next business day after filing with the Secretary of State of the State of Delaware.

In Witness Whereof, HTG Molecular Diagnostics, Inc. has caused this Certificate of Amendment to be executed by its Senior Vice President, Chief Financial Officer and Secretary as of [***DATE***].

By:

Shaun D. McMeans

Senior Vice President, Chief Financial Officer and Secretary

EVENT # CLIENT # OFFICE # PROXY TABULATOR FOR HTG Molecular diag nostics inc. P.O. BOX 8016 CARY, NC 27512-9903 The undersigned hereby appoints John L. Lubniewski and Shaun D. McMeans, and each or either of them, as proxies and attorneys-in-fact of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of HTG Molecular Diagnostics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such proxies and attorneys-in-fact to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION ISGIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 AND 6. MAILOR • Mark, sign and date your Proxy Card/Voting Instruction Form.• Detach your Proxy Card/Voting Instruction Form.• Return your Proxy Card/Voting Instruction Form in thepostage-paid envelope provided.ORGo Towww.proxypush.com/HTGM• Cast your vote online.• View Meeting Documents.• Use any touch-tone telephone.• Have your Proxy Card/Voting Instruction Form ready.• Follow the simple recorded instructions.1-866-221-8257INTERNET TELEPHONEVOTED BY:Annual Meeting of HTG Molecular Diagnostics, Inc.to be held virtually on Wednesday, August 19, 2020for Holders as of June 22, 2020This proxy is being solicited on behalf of the Board of DirectorsPlease separate carefully at the perforation and return just this portion in the envelope provided.ForForForForFor3: To approve a series of alternate amendmentsto our Amended and Restated Certificate ofIncorporation to effect, at the option of theBoard of Directors, a reverse stock split of ourcommon stock at a ratio between 1-for-7 and1-for-15, inclusive, as determined by the Boardof Directors in its sole discretion.4: To approve a series of alternate amendmentsto our Amended and Restated Certificate ofIncorporation to effect, if and only ifProposal 3 is both approved and implemented,a reduction in the total number of authorizedshares of our common stock as illustrated inthe table under the caption “Effects ofAuthorized Shares Reduction” in the sectionof the Company’s proxy statement for theannual meeting entitled “Approval ofReduction in the Number of Authorized Sharesof Common Stock.”2: To approve the HTG Molecular Diagnostics,Inc. 2020 Equity Incentive Plan.1: Election of Class II Directors:6: To ratify the selection of BDO USA, LLP asthe Company’s independent registered publicaccounting firm for the fiscal year endingDecember 31, 2020.5: To approve the authorization to adjournthe annual meeting, if necessary, to solicitadditional proxies if there are not sufficientvotes in favor of Proposal 2 or Proposal 3.Date: August 19, 2020Time: 1:00 P.M. (Mountain Time) Place: Annual Meeting to be held live via the Internet – please visitwww.proxydocs.com/HTGM for more details.Annual Meeting of sto ckholders ofhtg molecular diag nostics, inc.Please Sign Here Please Date AbovePlease Sign Here Please Date AbovePlease sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, allpersons should sign. Trustees, administrators, etc., should include title and authority. Corporationsshould provide full name of corporation and title of authorized officer signing the proxy.Authorized Signatures - This section must becompleted for your Instructions to be executed.ForForForFor Against AbstainDirectorsRecommendWithholdPlease make your marks like this: Use dark black pencil or pen only01 Harry A. George02 Donnie M. Hardison03 John L. LubniewskiBoard of Directors Recommends a Vote FOR proposals 1 through 6 ForCall

To attend the meeting and vote your sharesonline at the meeting, please mark this box.Proxy — HTG Molecular Diagnostics, Inc.Annual Meeting of StockholdersAugust 19, 2020, 1:00 p.m. (Mountain Time)This Proxy is Solicited on Behalf of the Board of DirectorsThe undersigned appoints John L. Lubniewski and Shaun D. McMeans (the “NamedProxies”) and each of them as proxies and attorneys-in-fact for the undersigned, with fullpower of substitution, to vote the shares of common stock of HTG Molecular Diagnostics,Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at theAnnual Meeting of Stockholders of the Company to be held virtually, on Wednesday,August 19, 2020 at 1:00 p.m. (Mountain Time) and all adjournments thereof.The purpose of the Annual Meeting is to take action on the following:1. Election of Class II Directors01 Harry A. George02 Donnie M. Hardison03 John L. Lubniewski2. To approve the HTG Molecular Diagnostics, Inc. 2020 Equity Incentive Plan.3. To approve a series of alternate amendments to our Amended and RestatedCertificate of Incorporation to effect, at the option of the Board of Directors,a reverse stock split of our common stock at a ratio between 1-for-7 and 1-for-15,inclusive, as determined by the Board of Directors in its sole discretion.4. To approve a series of alternate amendments to our Amended and Restated Certificateof Incorporation to effect, if and only if Proposal 3 is both approved and implemented,a reduction in the total number of authorized shares of our common stock as illustratedin the table under the caption “Effects of Authorized Shares Reduction” in the section ofthe Company’s proxy statement for the annual meeting entitled “Approval of Reduction inthe Number of Authorized Shares of Common Stock.”5. To approve the authorization to adjourn the annual meeting, if necessary, to solicitadditional proxies if there are not sufficient votes in favor of Proposal 2 or Proposal 3.6. To ratify the selection of BDO USA, LLP as the Company’s independent registered publicaccounting firm for the fiscal year ending December 31, 2020.The three directors up for re-election are: Harry A. George, Donnie M. Hardison andJohn L. Lubniewski.The Board of Directors of the Company recommends a vote “FOR” all nominees fordirector and “FOR” proposals 2, 3, 4, 5 and 6.This proxy, when properly executed, will be voted in the manner directedherein. If no direction is given, this proxy will be voted “FOR” all nomineesfor director and “FOR” proposals 2, 3, 4, 5 and 6. In their discretion, theNamed Proxies are authorized to vote upon such other matters thatmay properly come before the Annual Meeting or any adjournment orpostponement thereof.You are encouraged to specify your choice by marking the appropriate box(SEE REVERSE SIDE) but you need not mark any box if you wish to votein accordance with the Board of Directors’ recommendation. The NamedProxies cannot vote your shares unless you sign and return this card.Please separate carefully at the perforation and return just this portion in the envelope provided.